SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549




                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 30, 1993


                 BEDFORD PROPERTY INVESTORS, INC.
      (Exact name of Registrant as specified in its charter)

Maryland                        1-12222             68-0306514
(State or other               (Commission      (I.R.S. Employer
jurisdiction of               File Number)     Identification
 incorporation)                                    Number)


270 Lafayette Circle, Lafayette, California                   94549
(Address of principal executive offices)                 (Zip Code)

Registrant telephone number, including area code:   (510) 283-8910

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 31, 1993, Bedford Property Investors, Inc., completed the acquisition of 1000 Town Center, a six story, Class "A," 109,611 square foot suburban office building located in Oxnard, California. The Town Center project was acquired from NCEC Realty, Inc., a wholly owned subsidiary of Citicorp for $5.1 million. The seller received $3.6 million in cash and a twelve-month letter of credit $1.5 million. The $3.6 million of cash was financed using the company's new $20 million revolving line of credit from Bank of America, which was finalized on December 28, 1993.

     On January 5, 1994, Bedford Property Investors, Inc., completed the acquisition of Mariner Court, a three story, Class "B," 105,673 square foot suburban office building located in Torrance, California, for $7.5 million from Mariner Court Associates, a partnership managed by Watt Industries. The purchase was financed using the company's $20 million revolving line of credit with Bank of America.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     A.   Financial Statements

          Required financial information disclosures with respect to the acquisitions of 1000 Town Center and Mariner court will be filed within sixty (60) days of this notice.

     B.   Exhibits and Exhibits Index

          10.7 Purchase Contract for 1000 Town Center
          10.8 Purchase Contract for Mariner Court
          99.1 Press Release dated January 4, 1994
          99.2 Press Release dated January 5, 1994
          99.3 Press Release dated January 6, 1994

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BEDFORD PROPERTY INVESTORS, INC.


By:  __________________________
       Donald A. Lorenz
       Executive Vice President


                           EXHIBIT 10.7


                      SALE-PURCHASE AGREEMENT

                              between

                     NCEC REALTY, INC., Seller

                                and

            BEDFORD PROPERTY INVESTORS, INC., Purchaser

                   Dated as of December 14, 1993

                         TABLE OF CONTENTS

Sale of Premises                                   2
Purchase Price                                     2
Apportionments                                     3
Due Diligence Period and Closing Date              7
Permitted Encumbrances                             8
Title                                              9
[Intentionally Omitted]                           12
Representations and Warranties                    12
Closing Costs                                     16
Conditions Precedent to Closing                   17
Documents to be Delivered by Seller at Closing    19
Documents and Funds to be Delivered by Purchaser
     at Closing                                   22
Operation of the Premises prior to the Closing Date    23
As Is                                             26
Broker                                            30
Casualty; Condemnation                            31
Remedies                                          32
Purchaser's Access to the Premises                34
Purchaser's Indemnity                             36
Escrow                                            36
Assignment                                        40
Access to Records                                 40
Notices                                           40
Property Information and Confidentiality               42
Miscellaneous                                     44

                         LIST OF SCHEDULES

Schedule
1    Description of the Land
2    Excluded Property
3    Permitted Encumbrances
4    Leases
5    Actions
6    Additional Conditions to Seller's Obligations
7    Intangible Property



                         LIST OF EXHIBITS

Exhibit
A    Deed
B    Lease Assignment
C    Contract and License Assignment
D    Intangible Property Assignment
E    Bill of Sale
F    Notice of Tenants
G    Tenant Estoppel Certificate
H    Seller's FIRPTA Affidavit

                      TABLE OF DEFINED TERMS

     The following capitalized terms are defined in the respective Section of the Agreement identified below:

     "A & A Agreements" - as such term is defined in Section 11(d) hereof.

     "Additional Rents" - as such term is defined in Section 3(d)(ii) hereof.

     "Agreement" - as such term is defined in the opening paragraph hereof.

     "Approved Institution" - as such term is defined in Section
     20(d) hereof.

     "Approved Investment" - as such term is defined in Section 20(d) hereof.

     "Bill of Sale: - as such term is defined in Section 11(f) hereof.

     "Broker" - as such term is defined in Section 15 hereof.

     "Buildings" - as such term is defined in Section 1(a) hereof.

     "Closing" - as such term is defined in Section 4(b) hereof.

     "Closing Costs" - as such term is defined in Section 9 hereof.

     "Closing Date" - as such term is defined in Section 4(b) hereof.

     "Contract and License Assignment" - as such term is defined in
     Section 11(c) hereof.

     "Contracts" - as such term is defined in Section 11(c) hereof.

     "Deed" - as such term is defined in Section 11(a) hereof

     "Downpayment" - as such term is defined in Section 2(a) hereof.

     "Due Diligence Period" - as such term is defined in Section
     4(a)(i) hereof.

     "Escrow Agent" - as such term is defined in Section 2(a) hereof.

     "Expiration of the Due Diligence Period" - as such term is defined in Section 4(a) hereof.
     "Fund" - as such term is defined in Section 20 hereof.

     "Intangible Property Assignment" - as such term is defined in
     Section 11(b) hereof.

     "Investigations" - as such term is defined in Section 18 hereof.

     "Land" - as such term is defined in Section 1(a) hereof.

     "Laws" - as such term is defined in Section 8(a)(i)(C) hereof.

     "Lease Assignment" - as such term is defined in Section 11(b) hereof.

     "Leases" - as such term is defined in Section 8(a)(i)(D) hereof.

     "Legal Fees Deposit" as such term is defined in Section 2(b) hereof.

     "Letter of Intent" - as such term is defined in the second recital paragraph of Page 1 hereof.

     "Licenses" - as such term is defined in Section 11(c) hereof.

     "Liens" - as such term is defined in Section 6(b) hereof.

     "New Lease" - as such term is defined in Section 13(a)(ii) hereof.

     "New Lease Expense" - as such term is defined in Section
     13(a)(ii)) hereof.

     "Notice of Objection" - as such term is defined in Section
     20(b)(i) hereof.

     "Permitted Exceptions" - as such term is defined in Section 5 herof.

     "Personal Property" - as such term is defined in Section 1(a) hereof.

     "Premises" - as such term is defined in Section 1(a) hereof.

     SALE-PURCHASE AGREEMENT (this "Agreement"), dated as of the 14th day of December, 1993, by and between NCEC REALTY, INC., a California Corporation, having an office c/o 599 Lexington Avenue, New York, New York 10043 ("Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, having an office at 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549 ("Purchaser").

                        W I T N E S S E T H

     WHEREAS, Seller is the owner of the Premises located at 1000
Town Center Drive, Oxnard, California;

     WHEREAS, Seller and Purchaser have entered into a letter of intent (the "Letter of Intent"), whereby, subject to the terms contained therein, Seller expressed its intent to sell the Premises to Purchaser and Purchaser expressed its intent to purchase the Premises from Seller;

     WHEREAS, Purchaser acknowledges that Seller acquired its interest in the Premises through deed-in-lieu of foreclosure from the prior owner of the Premises;

     WHEREAS, Purchaser further acknowledges that, due to the circumstances surrounding Seller's acquisition of the Premises, such acquisition was subject to such facts, circumstances, defects and problems which existed with respect to the Premises at the time of such acquisition and for which Seller is not responsible and with respect to which Seller has only limited knowledge;

     WHEREAS, Purchaser agrees to purchase the Premises in its "AS-IS-WHERE-IS AND WITH ALL FAULTS" condition and further acknowledges that, except as set forth herein, Seller has made no representations or warranties to Purchaser regarding the Premises or the operation thereof; and

     WHEREAS, Seller and Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, Seller shall sell the Premises to Purchaser and Purchaser shall purchase the Premises from Seller.

     NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, it is hereby agreed as follows:

     1.   Sale of Premises

     (a) Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land located in the City of Oxnard, County of Ventura and State of California, as more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Land"), together with (i) all buildings and other improvements situated on the Land (collectively, the "Buildings"), (ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Seller pertaining to the Land and the Buildings, (iii) all right, title and interest of Seller in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or used in connection therewith (collectively, the "Personal Property"), (iv) all oil, gas and mineral rights of Seller, if any, in and to the Land, (v) all right, title and interest of Seller, if any, in and to the trade names of the Buildings, and (vi) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation of any damages to the Land or the Buildings by reason of a change of grade of any street, road or avenue (the Land, together with all of the foregoing items listed in clauses (i)-(vi) above being hereinafter sometimes collectively referred to as the "Premises").

     (b) Specifically excluded from the Premises and this sale are all items of personal property not described in Section 1(a) and the items (if any) described in Schedule "2" annexed hereto and made a part hereof.

     2.   Purchase Price

     The purchase price to be paid by Purchaser to Seller for the Premises (the "Purchase Price") Is FIVE MILLION ONE HUNDRED THOUSAND DOLLARS ($5,100,000), payable as follows:

     (a)  One Hundred Thousand Dollars ($100,000) (the
"Downpayment"), simultaneously with the execution and delivery of this Agreement, by delivery to Lawyer's Title Insurance Corporation, acting through its Los Angeles National Division ("Escrow Agent"), by a bank wire transfer of immediately available funds to an account designated by Escrow Agent. The Downpayment shall be held and disbursed by Escrow Agent in accordance with the terms of Section 20. If the Closing shall occur, Seller shall be entitled to receive the Downpayment and all interest accrued thereon, if any, and such interest shall be credited against the portion of the Purchase Price payable pursuant to Section 2(b); and

     (b) Three Million Six Hundred Thousand Dollars ($3,600,000) at the Closing, by bank wire transfer, on or before the Closing Date, of immediately available funds to an account designated by Escrow Agent, less the amount of the Downpayment and all interest accrued thereon and less the amount, if any, of the "Legal Fees Deposit" (the sum of $15,000, plus any interest actually earned thereon while held by Seller prior to the Closing) delivered to Seller pursuant to the Letter of Intent.

     (c) One Million Five Hundred Thousand Dollars ($1,500,000) in the form of an irrevocable, unconditional and transferable letter of credit issued by Bank of America, NT&SA, to and for the benefit of Seller, payable upon demand on and after twelve (12) months from the Closing Date, expiring no earlier than thirteen (13) months after the Closing Date, and otherwise in a form reasonably acceptable to Seller.

     3.   Apportionments
     (a) The following shall be apportioned between Seller and Purchaser at the Closing as of midnight of the day preceding the Closing Date:

          (i) prepaid rents and Additional Rents and other amounts payable by tenants, if, as and when received;

          (ii) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal years, respectively, for which same have been assessed;

          (iii) charges and payments under transferable Contracts or permitted renewals or replacements thereof;

          (iv) any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees;

          (v) utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings;

          (vi) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Premises if same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller;

          (vii) personal property taxes, if any, on the basis of the fiscal year for which assessed;

          (viii) Seller's share, if any, of all revenues from the operation of the Premises other than rents and Additional Rents
(including, without limitation, parking charges, and telephone booth and vending machine revenues), if, as and when received;

          (ix) taxes payable by Seller relating to operations of the Premises, including, without limitation, business and occupancy taxes and sales taxes, if any;

          (x) security deposits and accrued interest (if any) thereon payable to tenants which are in the possession of or received by Seller, the aggregate amount of which shall be credited in their entirety to Purchaser (except that, where any such cash security deposits and the interest thereon payable to tenants are held by a bank, savings bank, trust company or savings and loan association, at Seller's option, Seller may deliver to Purchaser, in lieu of such credit, an assignment to Purchaser of such deposits and interest and written instructions to the holder thereof to transfer such deposits and interest to Purchaser, and except that, with respect to any such security deposits which are held in other than cash, at Seller's option, Seller in lieu of such credit may execute and deliver such deposit to Purchaser at the Closing, in the same condition delivered to Seller, together with any appropriate instruments of assignment or transfer without warranty or representation); and

          (xi) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Premises and located in the City of Oxnard, County of Ventura and State of California.

     (b) New Lease Expenses shall be apportioned between Seller and Purchaser at Closing in accordance with Section 13(a).

     (c) If the Closing shall occur before a new real estate or personal property tax rate or assessed valuation is fixed, the apportionment of taxes at the Closing shall be upon the basis of the tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate and/or assessed valuation is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing in accordance with Section 3(g).

     (d) (i) If on the Closing Date any tenant is in arrears in the payment of rent or has not paid the rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any rents received by Purchaser or Seller from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods in the following order of priority: (A) first, to amounts due for the month in which the Closing occurred, (B) second, to all amounts then due for months following the month in which the Closing occurred, and (c) third, to amounts due for months in which the Closing occured. If rents or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly expended paid to the other party.

          (ii) If any tenants are required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser from a tenant after the Closing Date, then Purchaser shall promptly pay to Seller out of the first such sums received from such tenant (after Purchaser recovers its collection costs, including reasonable attorneys fees and expenses) the amount of all Additional Rents which are due and payable by such tenant with respect to any period prior to the Closing Date (whether or not such Additional Rents first became due and payable on or after the Closing Date); provided, however, that the amounts payable to Seller under this clause (ii) on account of taxes, operating expenses and other costs of operating the Premises shall not exceed the amounts of such costs which Seller has actually paid, either prior to or (through prorations) at the Closing, or remains responsible for paying after the Closing.

          (iii) The provisions of this Section 3(d) shall survive the Closing.

     (e) If there is a water meter on the Premises, Seller shall furnish a reading to a date not more than five (5) business days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

     (f) If any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or in any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such items shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one hundred eighty (180) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated one hundred eighty (180) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party, together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above within one hundred eighty
(180) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

          (g)(i) If prior to the Closing the Premises or any part thereof shall now be or hereafter become affected by any assessment or assessments which are or may become payable in installments, of which the first installment is now a charge or lien, or has been paid, then
(A) Seller shall be obligated to pay all installments of any such assessments which are payable for periods ending prior to the Closing Date, (B) installments of any such assessments which are of become payable for periods including the Closing Date shall be prorated in like manner as real estate taxes, and (C) for the purposes of this Agreement, all the unpaid installments of any such assessments which are or become payable for periods beginning on or after the Closing Date shall not be deemed to be liens upon the Premises and the payment thereof shall be assumed by Purchaser without abatement of the Purchase Price.

          (ii) If, subsequent to the date hereof, the Premises or any part thereof shall become affected by an assessment or assessments, said assessments shall not be deemed to be liens upon the Premises and the payment thereof shall be assumed by Purchaser without abatement of the Purchase Price, except that any installment of such assessment which is payable for a period ending before or including the Closing Date shall be treated as provided in clause (i) above.

          (iii) Nothing in this Section 3(h) shall be deemed to limit Purchaser's rights to object to any such assessment as an "Unacceptable Encumbrance" under Section 6, but in no event shall Seller have any obligation to cure or credit Purchaser for any such assessment, except for proration as provided in clause (i) above.

     4.   Due Diligence Period and Closing Date

     (a)(i) Notwithstanding anything to the contrary contained herein, Purchaser shall have until December 23, 1993 (the "Due Diligence Period") to examine title to the Premises, to inspect the physical and financial condition of the premises and to review the Property Information. Purchaser's right (A) to undertake its due diligence activities, including the review of all Property Information, and (B) to enter upon the Premises for the purpose of making inspections and tests, shall at all times be subject to Purchasers's compliance with the provisions of Section 18 and Section 24 (including, without limitation, Purchaser's obligations contained therein to obtain and maintain insurance, indemnify Seller and keep confidential all Property Information obtained by Purchaser).

          (ii) Promptly after execution and delivery of this Agreement, Seller agrees to request an Estoppel Certificate in the form hereinafter required by this Section 4(a)(ii) from each tenant under a Lease, but in no event shall it be deemed to be an obligation of Seller under this Agreement to obtain executed Estoppel Certificates. The Estoppel Certificates shall be in the form annexed hereto as Exhibit "G" and made a part hereof; provided, however, if any tenant is required or permitted under its Lease to provide less information or to otherwise make different statements in a certificate of such nature than are set forth in Exhibit "G" annexed hereto, then prior to requesting an Estoppel Certificate from such tenant, Seller may modify the Estoppel Certificate for such tenant to set forth only minimum statements, if any (as determined by Seller), required under such tenant's Lease to be made by such tenant in such a certificate.

          (iii) Purchaser shall have the right in its sole and absolute discretion, to elect to terminate this Agreement by giving written notice ("Purchaser's Termination Notice") of such election to Seller at any time prior to five o'clock p.m. Pacific Time, on December 23, 1993 (the "Expiration of the Due Diligence Period"). If Purchaser shall timely elect to so terminate this Agreement, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein (collectively the "Surviving Obligations"), and except that Purchaser shall be entitled to a return of the Fund subject to Section 24(d) and provided Purchaser is not otherwise in default hereunder. Notwithstanding the provisions of Section 23 to the contrary, if for any reason whatsoever Seller shall not have actually received Purchaser's Termination Notice prior to the Expiration of the Due Diligence Period, Purchaser shall be deemed to have irrevocably waived the right of termination granted under this
Section 4(a)(iii), and such right of termination shall be of no further force or effect.

     (b) The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Escrow Agent, 800 East Colorado Boulevard, Suite 250, Pasadena, California 91101, at 10:00 A.M. on December 29, 1993 (subject to extension as expressly provided in this Agreement or to foreshortening by the mutual written agreement of Seller and Purchaser, the "Closing Date").

     5.   Permitted Encumbrances

     Subject to Section 6, Seller shall convey and Purchaser shall accept title to the Premises subject to those matters set forth on Schedule "3" annexed hereto and made a part hereof (collectively the "Permitted Encumbrances").

     6.   Title

     (a)(i) Purchaser shall order, at its sole cost and expense, within five (5) days after the execution of this Agreement, a commitment for an owner's fee title insurance policy or policies with respect to the Premises (the "Title Commitment") form Lawyers Title Insurance Corporation (the "Title Company") and shall cause the Title Company to deliver a copy of the Title Commitment, together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Premises, to Seller's attorneys within five
(5) days after Purchaser's receipt of the Title Commitment. If, within ten (10) days after receiving the Title Commitment, Purchaser gives Seller notice of any liens, encumbrances or other defects or exceptions in or to title to the Premises indicated thereon (other than the Permitted Encumbrances) subject to which Purchaser is unwilling to accept title (collectively, the "Unacceptable Encumbrances"), Seller shall undertake to eliminate the same subject to Section 6(b). Purchaser hereby waives any right Purchaser may have to advance as objections to title or as grounds for Purchaser's refusal to close this transaction any Unacceptable Encumbrance of which Purchaser does not notify Seller within such ten (10) day period unless (i) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the date of the Title Commitment or Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment, and (ii) Purchaser shall notify Seller of the same within five (5) days after Purchaser first becomes aware of such Unacceptable Encumbrance (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unacceptable Encumbrance as an objection to title or as a ground for Purchaser's refusal to close this transaction). Seller, in its sole discretion, may extend the Closing Date one or more times for up to ninety (90) days in the aggregate, as reasonably necessary in order to eliminate Unacceptable Encumbrances.

          (ii) If Seller is unable (subject to Section 6(b)) to eliminate all Unacceptable Encumbrances not waived by Purchaser, or to arrange for title insurance reasonably acceptable to Purchaser insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Premises, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing Date is extended as provided in Section 6(a)(i)), Purchaser shall elect on the Closing Date, as its sole remedy for such inability of Seller, either (A) to terminate this Agreement by notice given to Seller pursuant to Section 17(a), in which event the provisions of Section 17(a) shall apply, or (B) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, Purchase Price.

     (b)  Notwithstanding anything to the contrary set forth in this
Section 6 or elsewhere in this Agreement, Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by Purchaser to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Premises; except that Seller shall satisfy or otherwise discharge mortgages, deeds of trust, real estate taxes, assessments, judgements against Seller or other liens (collectively, "Liens") secured by or affecting the Premises which are either (1) trust deeds, mortgages or other such consensual liens created by Seller or beneficially held by Seller or Citicorp Real Estate, Inc. (collectively, "Consensual Liens"), or (2) if other than Consensual Liens ("Non-Consensual Liens"), can be satisfied by payment of liquidated amounts not to exceed Ten Thousand Dollars ($10,000) in the aggregate for all Non-Consensual Liens. Without limiting the generality of the preceding provisions of this Section 6(b), for the purposes of this Agreement (including, without limitation, Sections 6(a) and 17(a)), Seller's failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Seller's obligation to discharge Consensual Liens and to satisfy Non-Consensual Liens which can be satisfied by payment of liquidated amounts not to exceed $10,000 in aggregate as aforesaid) in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for such title insurance shall be deemed an inability of Seller to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by Seller hereunder (willful or otherwise).

     (c) If on the Closing Date there may be any Liens or other encumbrances which Seller is obligated hereby or otherwise elects to pay or discharge, in order to convey to Purchaser such title as is herein provided to be conveyed, Seller may use any portion of the Purchase Price to satisfy the same, provided:

          (i) Seller shall deliver to the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording of filing said instruments; or

          (ii) Seller, having made arrangements with the Title
Company, shall deposit with said company sufficient monies (which may come from Seller's proceeds from the Purchase Price) acceptable to said company to insure the obtaining and the recording of such satisfactions.

Provided the Title Company then omits any such Liens or other encumbrances as exceptions to title in Purchaser's title policy or provides Purchaser with affirmative coverage with respect thereto, the same shall no longer be deemed objections to title.

     (d) At the Closing, Seller shall cause to be paid through the Title Company any unpaid Liens for taxes, water and sewer charges and assessments which are the obligation of Seller to satisfy and discharge hereunder, and, provided the Title Company then omits any such Liens as exceptions to title in Purchaser's title policy or provides Purchaser with affirmative coverage with respect thereto, the same shall no longer be deemed objections to title.

     (e) If on the Closing Date there shall be conditional bills of sale, chattel mortgages or security interests filed against the Premises, the same shall be deemed cured and no longer constitute objections to title provided (A) Seller executes and delivers an affidavit to Purchaser and the Title Company to the effect either (i) that the personal property covered by said conditional bills of sale, chattel mortgages, or security interests is no longer or in or on the Premises or (ii) if such personal property is still in or on the Premises, that it has been fully paid for, or (iii) that such personal property is the property of a tenant of the Premises and (B) the Title Company then omits any such matters as exceptions to title in Purchaser's title policy.

     (f) Any franchise or corporate tax open, levied or imposed against Seller or other owners in the chain of title that may be a Lien on the Closing Date, shall not be an objection to title if the title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures Purchaser against collection thereof out of the Premises.

     (g) If a search of title discloses judgements, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, but Seller delivers to Purchaser and the Title Company an affidavit stating that such judgements, bankruptcies or other returns are not against Seller, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall no longer be deemed an objection to title.

     7.   [Intentionally Omitted]

     8.   Representations and Warranties

     (a)(i)  Seller represents and warrants to Purchaser as follows:

          (A) Seller is a duly formed and validly existing corporation organized under the laws of the State of California and is qualified under the laws of the State of California to conduct business therein.

          (B) Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Seller's Documents.

          (C) This Agreement and Seller's Documents do not and will not contravene any provision of the certificate of incorporation or the by-laws of Seller, any judgement, order, decree, writ or injunction issued against Seller, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively "Laws") applicable to Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Seller.

          (D) Seller has no knowledge of any leases, licenses or other occupancy agreements affecting any portion of the Premises
(collectively, the "Leases") on the date hereof, except for the Leases listed in Schedule "4" annexed hereto and made a part hereof.

          (E) To Seller's knowledge, there are no pending actions, suits, proceedings or investigations to which Seller is a party before any court or other governmental authority with respect to the Premises except as set forth on Schedule "5" annexed hereto and made a part hereof.

          (F) To Seller's knowledge, Seller has been given no notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or of violation of any covenants, conditions or restrictions affecting or relating to the use, operation, occupancy of the Property.

Copies of the Leases in Seller's possession and certain other Property Information have been or will be delivered or otherwise made available to Purchaser and, by accepting the Deed, Purchaser acknowledges it receipt and acceptance or the availability to it thereof and that Purchaser has reviewed the same to its satisfaction. To the extent the copies of the Leases or any other Property Information furnished or made available to or otherwise obtained by Purchaser prior to the Expiration of the Due Diligence Period contain provisions or information that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases and other Property information. As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Seller after, and based solely upon, making inquiry of Murray McQueen, the person charged by Seller with the management responsibility for the Premises, without such person having any obligation to make an independent inquiry or investigation.

          (ii) If at or prior to the Closing, (A) Purchaser shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (B) Seller shall notify Purchaser that a representation or warranty made herein by Seller is untrue, inaccurate or incorrect, then Seller may in its sole discretion, elect by notice to Purchaser to extend the Closing Date on or more times for up to sixty (60) days in the aggregate, as reasonably necessary to cure or correct the state of facts causing such representation or warranty to be untrue, inaccurate or incorrect. If any such representation or warranty is not materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing Date is extended as provided above), Purchaser shall nevertheless be deemed to, and shall, waive such misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is materially untrue, inaccurate or incorrect, and the state of facts causing it to be so is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing Date is extended as provided above), then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on the Closing Date, in which event, this Agreement shall be terminated an neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund (together with all interest accrued thereon, if any) subject to Section 24(d) and provided Purchaser is not otherwise in default hereunder. Purchaser acknowledges and agrees that (x) at or prior to the Closing, Purchaser's rights and remedies in the event any of Seller's representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this
Section 8(a), and (y) if the Closing does not occur, Purchaser hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller) as a result of any of Seller's representations or warranties made in this Agreement being untrue, inaccurate or incorrect.

          (iii)     In the event the Closing occurs:

          (A) Notwithstanding anything contained in Section 8(a)(ii) or elsewhere in the Agreement to the contrary, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to made a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (1) Purchaser knew, should have known or is deemed to have known that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Purchaser nevertheless closes title hereunder, or (2) Purchaser's damages as a result of such representation or warranty being untrue, inaccurate or incorrect are less that Twenty-Five Thousand Dollars ($25,000). For example, Purchaser shall be "deemed to have known" that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing to the extent that the Property Information furnished or made available to or otherwise obtained by Purchaser contains information which is inconsistent with such representation or warranty.

          (B) Notwithstanding anything contained herein to the contrary, if the Closing shall have occurred and Purchaser shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) of Seller in this Agreement and/or the Seller's Documents (including, without limitation, the Deed and the A & A Agreements, shall not exceed One Hundred Thousand Dollars ($100,000).

The provisions of this section 8(a) shall survive the Closing, subject to the limitations set forth herein.

          (iv) The representations and warranties of Seller set forth in Section 8(a)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date). The representations and warranties (whether express or implied) of Seller set forth in Section 8(a)(i) and elsewhere in this Agreement, and/or the Seller's Documents (including, without limitation, the Deed and the A & A Agreements) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of six
(6) months following the Closing Date, and no action or claim based thereon shall be commenced after such period.

     (b)(i)  Purchaser represents and warrants to Seller as follows:

          (A) Purchaser is a duly formed and validly existing corporation organized under the laws of the State of Maryland and is qualified under the laws of the State of California to conduct business therein on the Closing Date.

          (B) Purchaser has the full legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents.

          (C) This Agreement and Purchaser's Documents do not and will not contravene any provision of the certificate of incorporation or the by-laws of Purchaser, any judgement, order, decree, writ or injunction issued against Purchaser, or any provision of any Laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Purchaser.

          (D) There are no pending actions, suits, proceedings or investigations to which Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     (ii) The representations and warranties of Purchaser set forth in Section 8(b)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing.

     9.   Closing Costs

     The following costs (the "Closing Costs") shall be allocated between the parties and paid as follows:

     (a) At the Closing, through Escrow, Seller and Purchaser shall pay in equal shares (x) all transfer and recording taxes and fees and sales taxes (if any) imposed pursuant to the Laws of the State of California or any other governmental authority in respect of the transactions contemplated by this Agreement and (y) Escrow Agent's reasonable and customary fees and chargeable expenses.

     (b) At the Closing, through Escrow, Purchaser shall pay all title insurance premiums and charges.

     (c) Each party shall pay the fees and expenses of its attorneys.

     (d) Purchaser shall pay all of the costs of its due diligence, including (without limitation) the fees and expenses for any inspections and survey and the charges for the Title Commitment.

     (e) Seller shall pay a brokerage commission to Grubb & Ellis in accordance with Section 15.

     (f) Any other cost of Closing shall be allocated and paid in accordance with the custom for sales of commercial real estate in Ventura County. California.

     10.  Conditions Precedent to Closing

     (a) Purchaser's obligation under this Agreement to purchaser the Premises is subject to the fulfillment of each of the following conditions, subject, however, to the provisions of Section 10(c):

          (i) The material representations and warranties of Seller contained herein shall be materially true, accurate and correct as of the Closing Date except to the extent they relate only to an earlier date (subject to the provisions of Section 8(a)(ii));

          (ii) Seller shall be ready, willing and able to deliver title to the Premises in accordance with the terms and conditions of this Agreement;

          (iii) Seller shall have delivered all the documents and other items required pursuant to Section 11, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing; and

          (iv) Purchaser's Board of Directors shall have approved this Agreement before expiration of the Due Diligence Period.

     (b) Seller's obligation under this Agreement to sell the premises to Purchaser is subject to the fulfillment of each of the following conditions, subject, however to the provisions of Section 10(c):
          (i) the representations and warranties of Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date;

          (ii) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 12 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing;

          (iii) all consents and approvals of governmental authorities and parties to agreements to which Purchaser is a party or by which Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to Seller at or prior to the Closing;

          (iv) on or prior to Closing Date, (A) Purchaser shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (B) Purchaser shall not have admitted in writing an inability to pay its debts as they mature, (C) Purchase shall not have made a general assignment for the benefit of creditors, (D) Purchaser shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser, (E) Purchaser shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or stature, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, cancelled or terminated prior to the Closing Date;

          (v) Purchaser shall have delivered to Seller, before expiration of the Due Diligence Period, an officer's certificate confirming that Purchaser's Board of Directors has approved this Agreement.

          (vi) the additional matters (if any) set forth in Schedule "6" annexed hereto and made a part hereof shall have occurred or been delivered to Seller, as applicable, at or prior to the Closing.

     (c) In the event that any condition contained in Section 10(a) or (b) is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title hereunder shall have the right to elect either to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) terminate this Agreement. In the event such party elects to terminate this Agreement, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations and except as otherwise expressly provided in Section 17. Nothing contained in this Section 10(c) shall be construed so as to bestow any right of termination upon a party for the failure of a condition to be satisfied unless such party is expressly entitled to the satisfaction of such condition as provided in Section 10(a) or (b).

     11.  Documents to be Delivered by Seller at Closing.

     On or before the Closing Date, Seller shall execute, acknowledge and/or deliver, as applicable, the following to Escrow Agent for recording and/or delivery to Purchaser at Closing:

     (a) A deed (the "Deed") in the form of Exhibit "A" annexed hereto and made a part hereof conveying title to the Premises.

     (b) The Assignment and Assumption of Leases and Security Deposits in the form of Exhibit "B" annexed hereto and made a part hereof assigning without warranty or representation all of Seller's right, title and interest, if any, in and to the Leases, all guarantees thereof and the security deposits thereunder in Seller's possession, if any (the "Lease Assignment:).

     (c) The Assignment and Assumption of Contracts and Licenses in the form of Exhibit "C" annexed hereto and made a part hereof (the "Contract and License Assignment") assigning without warranty or representation all of Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority (collectively, the "Licenses"), (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other service contract (other than Labor Contracts (as hereinafter defined)) relating to the operation of the Premises (collectively, the "Contracts"), and (iii) all assignable labor and collective bargaining agreements with respect to the Premises (collectively, the "Labor Contracts").

     (d) The Assignment and Assumption of Intangible Property in the form of Exhibit "D" annexed hereto and made part hereof assigning without warranty or representation all of Seller's right, title and interest, if any, in and to all intangible property owned by Seller with respect to the operation of the Premises listed on Schedule "7" annexed hereto and made a part hereof, including, without limitation, whatever rights Seller may have to use of the name "North Coast Executive Center" in connection with the Premises (the "Intangible Property Assignment") (the Lease Assignment, the Contract and License Assignment and the Intangible Property Assignment are herein referred to collectively as the "A & A Agreements").

     (e) To the extent in Seller's possession, executed counterparts of all Leases and New Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and the accrued interest (if any) on such security deposits payable to tenants which are in the possession of or received by Seller.

     (f) A bill of sale in the form of Exhibit "E" annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to Purchaser without warranty or representation all right, title and interest of Seller in and to all Personal Property. It is agreed that the value of such property does not exceed One Hundred ($100.00) Dollars, that Seller shall prepare any required sales tax return (the "Sales Tax Return"), that such return shall be executed by Purchaser and delivered to Seller at the Closing, that Seller shall file such return and that Purchaser shall pay the sales tax due thereon in accordance with Section 12(c).

     (g) Notices to the tenants of the Premises in the form of Exhibit "F" annexed hereto and made a part hereof advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

     (h)(i) Copies of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of Seller; (ii) an incumbency certificate executed by the Secretary or Assistant Secretary of Seller with respect to those officers of Seller executing any documents or instruments in connection with the transactions contemplated herein; and (iii) a good standing certificate with respect to Seller from the Secretary of State of the State of California, dated no earlier than December 1, 1993.

     (i) Executed originals of all Estoppel Certificates, if any, received by Seller from tenants prior to the Closing Date and not previously delivered to Purchaser.

     (j) To the extent in Seller's possession and not already located at the Premises, keys to all entrance doors to, and equipment and utility rooms located in, the Premises.

     (k) To the extent in Seller's possession and not already located at the Premises, all Licenses.

     (l) To the extent in Seller's possession, executed counterparts of all Labor Contract, Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by Seller.

     (m) To the extent in Seller's possession, plans and specifications of the Buildings.

     (n) A "FIRPTA" affidavit sworn to by Seller in the form of Exhibit "H" annexed hereto and made a part hereof and Real Estate Withholding Exemption Certificate California FTB Form 590-RE executed by Seller. Purchaser acknowledges and agrees that upon Seller's delivery of such affidavit and Form 590-RE, Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 or the Internal Revenue Code of 1986, as amended, or California Revenue and Taxation Code Section 18805 and 26131, as amended, and the regulations promulgated thereunder.

     (o) All tenant correspondence, tenant ledgers, lease files, books and records for the Property (or copies thereof), keys to the Property and other such items located at the Property or used exclusively in connection therewith, to the extent belonging to Seller.

     (p) All other documents Seller is required to deliver pursuant to the provisions of this Agreement.

     12.  Documents and Funds to be Delivered by Purchaser at Closing

     On or before the Closing Date, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to Escrow Agent, for delivery to Seller or payment at Closing:

     (a) On the Closing Date (or, if required by the Title Company to effect Closing in a timely manner, one banking day before the Closing Date), by bank wire transfer of immediately available funds to an account designated by Escrow Agent, an amount equal to the sum of the Purchase Price payable at the Closing pursuant to Section 2(b), plus the net amount due Seller or minus the net amount due Purchaser (as the case may be) from the apportionments, credits and adjustments provided for in this Agreement, plus Purchaser's share of the Closing Costs payable through Escrow under Section 9.

     (b)  The Sales Tax Return, if required.

     (c) If Purchaser is a corporation, (i) copies of the certificate of incorporation and by-laws of Purchaser and of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of Purchaser; (ii) a good standing certificate issued by the state of incorporation of Purchaser, dated within thirty (30) days of the Closing Date (provided, however, that Purchaser shall be required only to use its best efforts to obtain such certificate, as long as it is not required by the Title Company to effect Closing); (iii) a good standing certificate issued by the State of California, dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of Purchaser with respect to those officers of Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

     (d) If Purchaser is a partnership, copies of Purchaser's partnership agreement and partnership certificate (if applicable) and, if required by law or its partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated by the Agreement, all certified as true and correct by a general partner of Purchaser.

     (e)  the A & A Agreements.
     (f) All other documents Purchaser is required to deliver pursuant to the provisions of this Agreement.

     13.  Operation of the Premises prior to the Closing Date.

     Between the date hereof and the Closing Date, Seller shall have the right to continue to operate and maintain the Premises. In connection therewith:

     (a)(i) Except as hereinafter provided in this Section 13(a), Seller may modify, extend, renew, cancel or permit the expiration of any Lease or enter into any proposed Lease of all or any portion of the Premises without Purchaser's consent. After the Expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (subject to Section 13(b)) any Lease or enter into any proposed Lease of all or any portion of the Premises without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for any such denial, within the applicable period specified in Section 13(a)(iv).

     (ii) If, after December 1, 1993, as permitted above, Seller has entered or hereafter enters into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases (each, a "New Lease"), Seller shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (A) brokerage commissions and fees relating to such leasing transaction, (B) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (C) the cost of removal and/or abatement of asbestos or other hazardous or toxic substances located in the demised space, (D) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (B) and (C), (E)legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (F) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (G) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Premises).

     (iii) The New Lease Expenses for each New Lease allocable to and payable by Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator or which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, and the remaining balance of the New Lease expenses for each New Lease shall be allocable to and payable by Purchaser. For purposes of this
Section 13(a)(iii), the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be
(A)in the case of a renewal or extension (whether effective prior to or after the Closing, or in the from of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent,(B) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (C)in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. At the Closing, Purchaser shall reimburse Seller for all New Lease Expenses theretofore paid by Seller, if any, in excess of the portion of the New Lease Expenses allocated to Seller pursuant to the provisions of the preceding sentence. The provisions of this Section 13(a)(iii) shall survive the Closing.

     (iv) With respect to any proposed action by Seller to be submitted to Purchaser for its consent pursuant to Section 13(a)(i), Purchaser shall consent or deny its consent, with the reasons for any such denial, within five (5) business days after receipt by Purchaser of Seller's notice requesting Purchaser's consent to the proposed action relating to such existing or proposed Lease. If Purchaser fails to reply to Seller's request for consent pursuant to the provisions of Subsections 13(a)(i) in a notice given within such five (5) business days or if Purchaser expressly denies its consent but fails to provide Seller with the reasons for such denial, Purchaser's consent shall be deemed to have been granted.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, prior to the Closing Date to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Premises or any part thereof by any tenant. The removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser. Further, Purchaser agrees that it shall not be grounds for Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

     (c) Except as hereinafter provided in this Section 13(c), Seller may cancel, modify, extend, renew or permit the expiration of Contracts or Labor Contracts or enter into any new Contract or Labor Contract without Purchaser's prior consent. After the Expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) any Contracts or Labor Contracts, or enter into any new Contract or Labor Contract without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, Purchaser shall promptly give Seller a notice stating the reasons therefore; provided, however, that Purchaser's consent shall not be required to the aforestated actions if such Contract or Labor Contract may be terminated at any time on not more than sixty (60) days' prior notice by Seller, or its successor, without the payment of a penalty.

     (d) Seller will keep in force and effect with respect to the Premises the insurance policies currently carried by Seller with respect to the Property.

     (e) With respect to the tax year in which the Closing occurs, and all prior tax years, Seller is hereby authorized to commence, continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings, whether or not now pending, for the reduction of the assessed valuation of the Premises, and, in its sole discretion, to try or settle the same. All net tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Seller. All net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser. All net tax refunds and credits attributable to the tax year in which the Closing occurs shall be divided between Seller and Purchaser in accordance with the apportionment of taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant's fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. Purchaser agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such refund by Seller. The provisions of this Section 13(e) shall survive the Closing.

     14. As Is.

     (a) Purchaser acknowledges that Seller acquired its interest in the Premises through deed-in-lieu of foreclosure from the prior owner of the Premises. Purchaser further acknowledges that, due to the circumstances surrounding Seller's acquisition of the Premises, such acquisition was subject to such facts, circumstances, defects and problems which existed with respect to the Premises at the time of such acquisition and for which Seller is not responsible. Accordingly, Purchaser agrees to accept title to the Premises on an "as-is-where-is and with all faults" basis.

     (b) This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Seller nor any of Seller's Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to Purchaser, and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in Section 8(a) and Section 15. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Seller nor any of Seller's Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (i) the status of title to the Premises, (ii) the Leases, (iii) the Contracts, (iv) the Labor Contracts, (v) the Licenses, (vi) the current or future real estate
tax liability, assessment or valuation of the Premises;     (vii) the
potential qualification of the Premises for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (viii) the compliance of the Premises in its current or any future state with applicable Laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Premises' non-compliance, if any, with zoning Laws; (ix) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (x) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Premises from any source, including, without limitation, any government authority or any lender;
(xi) the current or future use of the Premises, including, without limitation, the Premises' use for commercial, manufacturing or general office purposes; (xii) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Buildings, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xiii) the viability or financial condition of any tenant; (xiv) the status of the leasing market in which the Premises is located; or (xv) the actual or projected income or operating expenses of the Premises.

     (c) Purchaser acknowledges that the Due Diligence Period affords Purchaser the opportunity for full and complete investigations, examinations and inspections of the Premises and all Property Information. Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to Purchaser and Purchaser's Representatives by Seller or Seller's Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's Affiliates; (ii) neither Seller nor any of Seller's Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (iii) the Property Information delivered or made available to Purchaser and Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, Purchaser;
(iv) Purchaser shall rely solely on its own investigations, examinations and inspections of the Premises and those of Purchaser's Representatives and shall not rely in any way on the Property Information furnished by Seller or any of Seller's Affiliates, or any of their agents or representatives; (v) Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information and Purchaser releases Seller and Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto; and (vi) any further distribution of the Property Information is subject to Section 24.

     (d) Purchaser or anyone claiming by, through or under Purchaser, hereby fully and irrevocably releases Seller and Seller's Affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against Seller or Seller's Affiliates, or their agents or representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Premises, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Premises, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any such construction defects, errors or omissions, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions affecting the Premises, Purchaser shall look solely to Seller's predecessors in interest or to such contractors and consultants as may have contracted for work in connection with the Premises for any redress or relief, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement. Purchaser further understands that some of Seller's predecessors in interest or such contractors and consultants may have filed petitions under the bankruptcy code and Purchaser may have no remedy against such predecessors, contractors or consultants.

     (e) In giving the release contained in Section 14(d), Purchaser expressly waives the provisions of Section 1542 of the California
Civil Code which provides:

     A General Release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

Purchaser acknowledges that the foregoing waiver of Section 1542 of the California Civil Code was separately bargained for and that, in agreeing to such waiver, Purchaser sought and obtained the advice of legal counsel who advised Purchaser as to the significance of such waiver.

     (f) Purchaser's failure, for any reason whatsoever, to elect to terminate this Agreement pursuant to Section 4(a)(ii) shall be deemed an acknowledgment by Purchaser that Purchaser was afforded the opportunity for full and complete investigations, examinations and inspections of the Premises and all Property Information and that Purchaser inspected the Premises, became thoroughly acquainted with and accepted its condition, and reviewed, to the extent necessary in its discretion, all the Property Information. Seller shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Premises or the rents furnished by Seller, Seller's Affiliates, their agents or representatives, any Real estate broker, including, without limitation, the Broker, or other person.

     (g) Purchaser understands and acknowledges that the disclaimers, releases and waivers by Buyer contained in this Section 14 and elsewhere in this Agreement are of material consideration to Seller in entering into this Agreement and agreeing to sell the Premises to Buyer for the Purchase Price.

     (h) The provisions of this Section 14 shall survive the termination of this Agreement and the Closing.

     15. Broker

     Purchaser and Seller each represent and warrant to the other that Grubb & Ellis (the "Broker") and CB Commercial Brokerage (the "Co-Broker") are the sole brokers with whom it has dealt in connection with the transactions described herein. Seller shall be liable for, and shall indemnify Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between Seller and the Broker. Purchaser acknowledges that the CoBroker has acted as Purchaser's agent in such transaction, that Seller has no legal obligation or liability for payment of any commission to the Co-Broker and that any commission paid to the Co-Broker in connection with such transaction will be paid pursuant to agreement between the Broker and the Co-Broker, out of the commission which Seller pays the Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of Purchaser as indemnitor hereunder) the Broker and (in the case of Seller as indemnitor hereunder) the Co-Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. Notwithstanding any provisions of this Agreement to the contrary, in no event shall Seller be liable for, and the foregoing indemnity of Seller shall in no event apply to, claims by any broker, finder or other person for such fees, commissions or other compensation if such claims are based upon dealings or agreements with prior owners of the Premises. The obligations and representations and warranties contained in this
Section 15 (x) are not intended by the Parties and shall not be deemed to confer a benefit on any third party (including, without limitation, the Broker or the Co-Broker) and (y) shall survive the termination of this Agreement and the Closing.

     16. Casualty: Condemnation

     (a) Damage or Destruction: If any part of the Premises is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and, except as hereinafter provided, Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is so terminated, the provisions of Section 16(d) shall apply. Notwithstanding the foregoing, if a part of the Premises is damaged or destroyed and Purchaser elects to terminate this Agreement as provided above, Purchaser's election shall be ineffective if within ten (10) days after Seller's receipt of Purchaser's election notice, Seller shall elect by notice to Purchaser to repair such damage or destruction and shall thereafter complete such repair within 120 days after the then scheduled Closing Date at the time of Purchaser's election. If Seller makes such election to repair, Seller shall have the right to extend the Closing Date one or more times for up to one hundred twenty (120) days in the aggregate in order to complete such repairs and shall have the right to retain all insurance proceeds which Seller may be entitled to receive as a result of such damage or destruction. If (i) Purchaser does not elect to terminate this Agreement or (ii) Purchaser elects to terminate this Agreement but such election is ineffective because Seller elects to repair such damage and completes such repair within such 120-day period provided above, Purchaser shall close title as provided in this Agreement and, at the Closing, Seller shall, unless Seller has repaired such damage or destruction prior to the Closing, pay over to Purchaser the cost of repair as mutually agreed by Seller and Purchaser in good faith, less the amount of all such costs already incurred by Seller in connection with the repair of such damage or destruction.

     (b) Condemnation: If, prior to the Closing Date, all or any portion of the Premises is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. If this Agreement is so terminated, the provisions of Section 16(d) shall apply. If Purchaser does not elect to terminate this Agreement, at the Closing Seller shall assign and turnover, and Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation.

     (c) Notwithstanding anything contained in Section 16(a) and
Section 16(b) to the contrary, if this Agreement is not terminated as provided in Section 16(a) or Section 16(b) and the insurance, eminent domain or condemnation proceeds payable with respect to the Premises as a result of any casualty or taking exceeds the Purchase Price, Seller's obligation to pay over to Purchaser those proceeds paid to Seller prior to the Closing shall be limited to the amount of the Purchase Price and Seller shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the parties agree that Seller shall be entitled to that portion of the proceeds in excess of the Purchase Price, which agreement shall survive the Closing.

     (d) If Purchaser elects to terminate this Agreement pursuant to
Section 16(a) or 16(b), this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 24(d) and provided Purchaser is not otherwise in default hereunder.

     17. Remedies

     (a) If the Closing fails to occur by reason of Seller's inability (subject to Section 6(b)) to perform its obligations under this Agreement, then Purchaser, as its sole remedy for such inability of Seller, may terminate this Agreement by notice to Seller. If Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 24(d) and provided Purchaser is not otherwise in default hereunder. Except as set forth in this Section 17(a), Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Seller's inability to perform its obligations hereunder.

     (b) LIQUIDATED DAMAGES: IF THE CLOSING FAILS TO OCCUR BY REASON OF PURCHASERS UNEXCUSED FAILURE OR REFUSAL TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN SELLER AS ITS SOLE REMEDY MAY TERMINATE THIS AGREEMENT BY NOTICE TO PURCHASER AND RETAIN THE FUND AS LIQUIDATED DAMAGES FOR ALL LOSS, DAMAGE AND EXPENSES SUFFERED BY SELLER, IT BEING AGREED THAT SELLER'S DAMAGES ARE IMPOSSIBLE TO ASCERTAIN, BUT THAT THE AMOUNT OF THE FUND ARE A REASONABLE APPROXIMATION OF SUCH DAMAGES. UPON SUCH TERMINATION AND PAYMENT OF THE FUND TO SELLER, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, OBLIGATIONS OR LIABILITIES HEREUNDER, EXCEPT FOR THE SURVIVING OBLIGATIONS (AND NOTHING CONTAINED HEREIN SHALL LIMIT OR RESTRICT SELLER'S ABILITY TO PURSUE ANY RIGHTS OR REMEDIES IT MAY HAVE AGAINST PURCHASER WITH RESPECT TO THE SURVIVING OBLIGATIONS). EXCEPT AS SET FORTH IN THIS SECTION 17B) AND SECTION 24(F), SELLER HEREBY EXPRESSLY WAIVES, RELINQUISHES AND RELEASES ANY OTHER RIGHT OR REMEDY AVAILABLE TO IT AT LAW, IN EQUITY OR OTHERWISE BY REASON OF PURCHASER'S DEFAULT HEREUNDER OR PURCHASER'S FAILURE OR REFUSAL TO PERFORM ITS OBLIGATIONS HEREUNDER.

     BY INITIALING BELOW, SELLER AND PURCHASER ACKNOWLEDGEMENT
THEIR SPECIFIC AGREEMENT TO THE FOREGOING LIQUIDATED DAMAGES
PROVISION.

SELLER:                  PURCHASER:

     (c) If the Closing fails to occur by reason of Seller's refusal to perform its obligations hereunder, then Purchaser, as its sole remedy hereunder, may (i) terminate this Agreement by notice to Seller and recover the Downpayment and the Legal Fees Deposit (together with any interest actually earned thereon) or (ii) seek specific performance from Seller. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance as the result of Seller's failure or refusal to perform its obligations hereunder, Purchaser must commence such an action and record any lis pendens against the Premises within ninety (90) days after the occurrence of such default. Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action and that, in any event, Purchaser shall have no right to record any lis pendens against the Premises after such ninety (90) day period (and that Seller shall be entitled, as of right, to the immediate expungement of any untimely recorded lis pendens).

     18. Purchaser's Access to the Premises

     During the Due Diligence Period, Purchaser and Purchaser's Representatives shall have the right to enter upon the Premises for the sole purpose of inspecting the Premises and making surveys, soil borings, engineering tests and other investigations, inspections and tests (collectively, "Investigations"), provided (i) Purchaser shall give Seller not less than five (5) days' prior notice before the first such entry and one (1) day's prior notice before each subsequent entry, (ii) the first such notice shall include sufficient information to permit Seller to review the scope of the proposed Investigations, and (iii) neither Purchaser nor Purchaser's Representatives shall permit any borings, drillings, samplings or other testing of an intrusive or destructive nature to be done on the Premises without Seller's prior consent which shall not be unreasonably withheld or delayed (except that Seller shall have the right, for any reason, not to consent to any drilling or boring which would penetrate to ground water or permeable strata adjacent to ground water). Notice under this
Section 18 may be given by telephone to Amos Roger, at (212) 559-3752. Any entry upon the Premises and all Investigations shall be during Seller's normal business hours and at the sole risk and expense of Purchaser and Purchaser's Representatives, and shall not interfere with the activities on or about the Premises of Seller, its tenants and their employees and invitees. Purchaser shall:

     (a) promptly repair any damage to the Premises resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Premises used for such Investigations so that the Premises shall be in the same condition that it existed in prior to such Investigations;

     (b) fully comply with all Laws applicable to the Investigations and all other activities undertaken in connection therewith;

     (c) permit Seller to have a representative present during all Investigations undertaken hereunder;

     (d) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Premises pose no threat to the safety or health of persons or the environment, and cause no damage to the Premises or other property of Seller or other persons;

     (e) promptly after Purchaser's receipt of the same, furnish to Seller, at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports relating to the Investigations which Purchaser shall obtain with respect to the Premises; provided, however, that if Closing occurs, Seller shall return all such copies to Purchaser;

     (f) maintain or cause to be maintained, at Purchaser's expense, a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering Purchaser's indemnification obligations contained in Section 18(h) and Section 24(c), and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser and Seller and Seller's Affiliates, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser's and/or Purchaser's Representatives' entry upon the Premises, (ii) any Investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by Purchaser and/or Purchaser's Representatives, all of which insurance shall be on an "occurrence form," and deliver a copy of such insurance policy to Seller prior to the first entry on the Premises;

     (g) not allow the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Premises, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

     (h) indemnify Seller and Seller's Affiliates and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with (i) Purchaser's and/or Purchaser's Representatives' entry upon the Premises, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser's Representatives, (iii) any liens or encumbrances filed or recorded against the Premises as a consequence of the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives, and/or (iv) any and all other activities undertaken by Purchaser or Purchaser's Representatives with respect to the Premises.

The provisions of this Section 18 shall survive the termination of this Agreement and the Closing.

     19. Purchaser's Indemnity

     Purchaser hereby agrees to indemnify Seller and Seller's Affiliates against, and to hold Seller and Seller's Affiliates harmless from all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) asserted against or incurred by Seller or any of Seller's Affiliates in connection with or arising out of (a) acts or omissions of Purchaser or Purchaser's Representatives, or other matters or occurrences that take place after the Closing and relate to the ownership, maintenance or operation of the Premises (unless proximately caused by Seller's own negligent or intentional act or wrongful omission, or (b) a breach of any representation, warranty or covenant of Purchaser contained in this Agreement. Purchaser's obligations under this Section 19 shall survive the Closing.

     20. Escrow

     Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Fund") in escrow and shall dispose of the Fund only in accordance with the following provisions:

     (a) Escrow Agent shall deliver the Fund to Seller or Purchaser, as the case may be, as follows:

     Closing; or

     (i) to Seller, upon completion of the

     (ii) to Seller, after receipt of Seller's demand in which Seller certifies either that (A) Purchaser has defaulted under this Agreement, or (B) this Agreement has been otherwise terminated or cancelled, and Seller is thereby entitled to receive the Fund; but Escrow Agent shall not honor Seller's demand until more than ten (10) days after Escrow Agent has given a copy of Seller's demand to Purchaser in accordance with Section 20(b)(i), nor thereafter if Escrow Agent receives a Notice of Objection from Purchaser within such ten (10) day period; or

     (iii) to Purchaser, after receipt of Purchaser's demand in which Purchaser certifies either that (A) Seller has defaulted under this Agreement, or (B) this Agreement has been otherwise terminated or cancelled, and Purchaser is thereby entitled to receive the Fund; but Escrow Agent shall not honor Purchaser's demand until more than ten
(10) days after Escrow Agent has given a copy of Purchaser's demand to Seller in accordance with Section 20(b)(i), nor thereafter if Escrow Agent receives a Notice of Objection from Seller within such ten (10) day period.

Upon delivery of the Fund in accordance with the provisions of this
Section 20, Escrow Agent shall be relieved of all liability hereunder and with respect to the Fund. Escrow Agent shall deliver the Fund, at the election of the party entitled to receive the same, by (i) a good, unendorsed certified check of Escrow Agent payable to the order of such party, (ii) an unendorsed official bank or cashier's check payable to the order of such party, or (iii) a bank wire transfer of immediately available funds to an account designated by such party.

     (b) (i) Upon receipt of a written demand from Seller or Purchaser under Section 20(a)(ii) or (iii), Escrow Agent shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Fund to the party making such demand by giving a notice of objection (a "Notice of Objection") to Escrow Agent. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow Agent may elect either (A) to continue to hold the Fund until Escrow Agent receives a written agreement of Purchaser and Seller directing the disbursement of the Fund, in which event Escrow Agent shall disburse the Fund in accordance with such agreement; and/or (B) to bring an action in interpleader against Seller and Purchaser and deposit the Fund with the court in which such action is pending; or (C) in the event of any litigation between Seller and Purchaser, to deposit the Fund with the clerk of the court in which such litigation is pending.

     (ii) If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Escrow Agent has received any written demand under Section 20(a)(ii) or (iii), or Notice of Objection under Section 20(b)(i)), notwithstanding anything to the contrary herein, Escrow Agent may hold and apply the Fund pursuant to Section 20(b)(i)(A),(B) or (C) and may decline to take any other action whatsoever. In the event the Fund is deposited with a court pursuant to Section 20(b)(i)(B) or (C), Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Fund, Purchaser and Seller shall pay the attorney's fees and costs incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.

     (c) Notwithstanding anything to the contrary in this Agreement, within one (1) business day after the date of this Agreement, Escrow Agent shall place the Downpayment in an Approved Investment. The interest, if any, which accrues on such Approved Investment shall be deemed part of the Fund; and Escrow Agent shall dispose of such interest as and with the Fund pursuant to this Agreement. Escrow Agent may not commingle the Fund with any other funds held by Escrow Agent. Escrow Agent may convert the Fund from the Approved Investment into each or a non-interest-bearing demand account at an Approved Institution as follows:

     (i) at any time within seven (7) days prior to the Closing Date;
or

     (ii) if the Closing Date is accelerated or extended, at any time within seven (7) days prior to the accelerated or extended Closing Date (provided, however, that Seller and Purchaser-shall give Escrow Agent timely notice of any such acceleration or extension and that Escrow Agent may hold the Fund in each or a non-interest-bearing deposit account if Seller and Purchaser do not give Escrow Agent timely notice of any such extension).

     (d) As used herein, the term "Approved Investment" means (i) any interest-bearing demand account or money market fund in Citibank, N.A., or in any other institution otherwise approved by both Seller and Purchaser (collectively, an "Approved Institution"), or (ii) any other investment approved by both Seller and Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

     (e) Escrow Agent shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. Seller and Purchaser acknowledge that Escrow Agent is serving without compensation, solely as an accommodation to the parties hereto, and except for Escrow Agent's own default, misconduct or negligence, Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Seller and Purchaser jointly and severally agree to and do hereby indemnify and hold-harmless Escrow Agent from all loss, cost, claim, damage, liability, and expense (including, without limitation, attorney's fees and disbursements whether paid to retained attorneys or representing the fair value of legal services rendered to itself) which may be incurred by reason of its acting as Escrow Agent provided the same is not the result of Escrow Agent's default, misconduct or negligence. Escrow Agent may charge against the Fund any amounts owed to it under the foregoing indemnity or may withhold the delivery of the Fund as security for any unliquidated claim, or both.

     (f) Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to or by Escrow Agent shall be sent in accordance with the provisions of Section 23.

     (g) Simultaneously with their execution and delivery of this Agreement, Purchaser and Seller shall furnish Escrow Agent with their true Federal Taxpayer Identification Numbers so that Escrow Agent may file appropriate income tax information returns with respect to any interest in the Fund or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Fund shall be the party responsible for the payment of any tax due thereon.

     (h) Any amendment of this Agreement which could alter or otherwise affect Escrow Agent's obligations hereunder will not be effective against or binding upon Escrow Agent without Escrow Agent's prior consent, which consent may be withheld in Escrow Agent's sole and absolute discretion.

     (i) The provisions of this Section 20 shall survive the termination of this Agreement and the Closing.

     21. Assignment

This Agreement may not be assigned by Purchaser and any assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be null and void.

     22. Access to Records

     For a period of five (5) years subsequent to the Closing Date, Seller, Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to Purchaser by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Purchaser, and shall have the right, at its sole cost and expense, to make copies of such documents, books and records. During such five (5) year period, before disposing of any such documents, books and records Purchaser shall give Seller at least thirty (30) days' prior written notice and, if Seller so requests in writing during such thirty-day period, return the same to Seller instead.

     23. Notices

     (a) All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller, Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or (ii) express mail or courier (for next business day delivery), addressed as follows:

If to Seller:

          NCEC Realty, Inc.
          c/o Citicorp Real Estate, Inc.
          599 Lexington Avenue
          New York, New York 10043
          Attention: Mr. Amos Rogers

          with copies to:

          Citicorp Real Estate, Inc.
          599 Lexington Avenue
          New York, New York 10043
          Attention: General Counsel

          and:

          Morgan, Lewis & Bockius
          801 South Grand Avenue, 22nd Floor
          Los Angeles, California 90017
          Attention: J. Dean Heller, Esq.

          If to Purchaser:

          Bedford Property Investors, Inc.
          3658 Mt. Diablo Boulevard, Suite
          210 Lafayette, California 94549
          Attention: Mr. John Papini

          with a copy to:

          Zankel & McGrane
          One Embarcadero Center
          San Francisco, California 94111
          Attention: Brian McLaughlin, Esq.

          If to Escrow Agent:

          Lawyers Title Insurance corporation
          Los Angeles National Division
          800 East Colorado Boulevard, Suite-250
          Pasadena, California 91101


     (b) Seller, Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 23. A notice or other communication sent in compliance with the provisions of this Section 23 shall be deemed given and received on (i) the date of delivery or attempted delivery (as shown by postal receipt) if sent by certified or registered U.S. mail, or (ii) the date of delivery or attempted delivery (as shown by postal or courier receipt) if sent by express mail or courier.

     24. Property Information and Confidentiality

     (a) Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Purchaser or Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by Purchaser or Purchaser's representatives, directly or indirectly, for any purpose other than evaluating the Premises. Moreover, Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to Purchaser's Representatives
(i) who need to know the Property Information for the purpose of evaluating the Premises, and who are informed by the Purchaser of the confidential nature of the Property Information and (ii) for whose confidential handling of the Property Information and compliance with this Section 24 Purchaser shall be responsible. The provisions of this
Section 24(a) shall in no event apply to Property Information which is a matter of public record and shall not prevent Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

     (b) Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 24(a), with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. After the Closing, Seller shall have the right to publicize the sale of the Property hereunder in whatever manner it deems appropriate.

     (c) Purchaser shall indemnify and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with a breach by Purchaser or Purchaser's Representatives of the provisions of this Section 24.

     (d) In the event this Agreement is terminated, Purchaser and Purchaser's Representatives shall promptly deliver to Seller (A) all originals and copies of the Property Information referred to in clause
(i) of Section 24(e) in the possession of Purchaser and Purchaser's Representatives and (B) a written list of all governmental authorities and all Seller's tenants, vendors, consultants and contractors which Purchaser contacted during the course of its investigation of the Property (including, to the best of Purchaser's recollection, the names of the individuals to whom Purchaser's Representatives spoke in each such contact). Notwithstanding anything contained herein to the contrary, in no event shall Purchaser be entitled to receive a return of the Downpayment or the accrued interest thereon, if any, if and when otherwise entitled thereto pursuant to this Agreement until such time as Purchaser and Purchaser's Representatives shall have performed the obligations contained in the preceding sentence.

     (e) As used in this Agreement, the term "Property Information" shall mean (i) all information and documents in any way relating to the Premises, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts, Labor Contracts and Licenses) furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, "Purchaser's Representatives"), by Seller or any of Seller's Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the Investigations, or otherwise reflecting their review or investigation of the Premises (but excluding any information or documents constituting work product of, or a privileged communication to or from, Purchaser's attorneys).

     (f) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 24 and the last sentence of Section
4(a)(i).

     (g) The provisions of this Section 24 shall survive the termination of this Agreement and the Closing.

     25. Miscellaneous

     (a) This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

     (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

     (c) All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller or the party drafting this Agreement.

     (d) Except as otherwise expressly provided herein, Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

     (e) Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, including, without limitation, Citicorp, Citibank, N.A., Citicorp Real Estate, Inc. or Aspiration, Inc. (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 25(e), Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 25(e) shall survive the termination of this Agreement and the Closing.

     (f) Purchaser agrees that, wherever this Agreement provides that Purchaser must send or give any notice, make an election or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, time shall be of the essence with respect to the taking of such action, and Purchaser's failure to take such action within the applicable time period shall be deemed to be an irrevocable waiver by Purchaser of such right or remedy.

     (g) No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

     (h) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default.

     (i) This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     (j) Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference.

     (k) The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

     (l) This Agreement shall be interpreted and enforced in accordance with the laws of the state in which the Premises is located without reference to principles of conflicts of laws.

     (m) If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Agreement within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 24(d) and provided Purchaser is not otherwise in default hereunder.

     (n)  SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS
AGREEMENT.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.



     [SEAL]                   NCEC REALTY, INC., Seller
     ATTEST:

     DAVID J. FEINGOLD        EDWARD T. LAGRASSA
     SECRETARY                PRESIDENT



     [SEAL]                   BEDFORD PROPERTY INVESTORS, INC.,
     ATTEST:                  Purchaser

     ROGER GALASSI            JOHN PAPINI
     SECRETARY                VICE PRESIDENT


                              Solely for the purpose of
                              agreeing to the provisions
                              of Section 20:

                              LAWYERS TITLE INSURANCE
                              CORPORATION, Escrow Agent

                              By:
                              Name:
                              Title:

               SCHEDULE 1 TO SALE-PURCHASE AGREEMENT

                      DESCRIPTION OF THE LAND

Parcel 1 of Parcel Map No. 89-9, in the City of Oxnard, County of
Ventura, State of California, as shown on parcel map filed in Book 51, Pages 16 and 17 of Parcel Maps, in the office of the County Recorder of said County.

EXCEPTING THEREFROM an undivided one-half interest in and to all oil, gas, other hydrocarbon substances and minerals in and under the property herein described, without, however, the right to enter upon the surface thereof or within 500 feet beneath the surface thereof as reserved in the deed recorded in Book 4723, Page 472 of Official Records.

ALSO EXCEPTING THEREFROM the remainder of all the oil, gas, other hydrocarbon substances and minerals in and under said property, without, however, the right to enter on the surface thereof or within 500 feet beneath the surface thereof as reserved in the deeds recorded December 3, 1986, as Instruments No. 86-175822 through 86-175828 of Official Records.

               SCHEDULE 2 TO SALE-PURCHASE AGREEMENT

                     LIST OF EXCLUDED PROPERTY


6' Executive Desk with return and 3 file drawers.  Light oak finish.

Round conference table (light oak finish) with four gray swivel chairs.

2-drawer file cabinet.  Light oak finish.

4-drawer credenza. Light oak finish

Dark wood love seat with gray fabric.

4 lobby chairs. Brown leather and chrome.

Glass and chrome lobby table.

386SX computer with MGC color monitor.

Okidata Microline 391 Plus 24 Pin Printer.

Toshiba 3750 facsimile machine.

3 - Panasonic Easa-Phones (3-Line Telephone System).

Sharp SF-2027 Copier (3-year lease expiring at the end of 1995).

Panasonic mid-size microwave.  8 cubic foot oven capacity.

Pertach laminating machine.

Mr. Coffee Sr. 10-cup coffee maker.

Miscellaneous office supplies.

               SCHEDULE 3 TO SALE-PURCHASE AGREEMENT

                      PERMITTED ENCUMBRANCES


     Purchaser shall take title to the Premises subject to:

     1. Present and future zoning laws, ordinances, resolutions, orders and regulations of all municipal, county, state or federal governments having jurisdiction over the Premises and the use of improvements thereon.

     2. All covenants, restrictions, easements, encumbrances and agreements of record, including (without limitation, those disclosed by Schedule 3A attached hereto).

     3. Beams and beam rights and party walls and party wall agreements.

     4. Such state of f acts as survey of the Premises would disclose.

     5. Such state of facts as a of the Premises and of the appurtenances, a current, accurate physical inspection fixtures, equipment and personal property included in this sale would disclose.

     6. The lien of any unpaid real estate taxes, water charges and sewer rents for the fiscal year(s) or other applicable period in which the Closing occurs, provided same are apportioned at the Closing in accordance with this Agreement.

     7. (a) The lien of all unpaid assessments encumbering the Premises on the date of this Agreement, and installments thereof, due and payable on or after the Closing Date, and (b) the lien of all unpaid assessments which first encumber the Premises subsequent to the date of this Agreement, and installments thereof, whether due and payable prior to, on ar after the Closing Date, provided same are apportioned at the Closing in accordance with this Agreement.

     8. All liens and encumbrances resulting from the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives.

     9. Rights, if any, of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distributions boxes and equipment in, over, under, and/or upon the Premises or any portion thereof.

     10. Building codes and restrictions heretofore or hereafter adopted by any public agency.

     11. Encroachments of stoops, areas, cellar, steps, trim, cornices, retaining walls, windows, window sills, ledges, fire escapes, doors, door caps, projecting air conditioner units or equipment, hedges, railings, coping, cellar doors or fences, if any, upon any street, highway, sidewalk or adjoining premises; variations between record line and retaining walls; encroachments of adjoining premises upon the Premises.

     12. Radio antenna and television antenna violations or violations arising out of tenant air conditioners.

     13. Variations between the description contained in Schedule "1" and the tax map description of the Premises.

     14. Right, lack of right or restricted right of any owner of the Premises to construct and/or maintain any vault or vaulted area in or under the sidewalks abutting the premises, any licensing statute, ordinance or regulation and the terms of any license pertaining thereto and any fees for vault space which may hereafter be assessed.

     15. Right, lack of right or restricted right of any owner of the Premises to construct and/or maintain fuel tanks, coal chutes, electric transformers, sidewalk elevators, gratings, manholes, hoists or excavations under, in, upon or over any street, highway, sidewalk or adjoining Premises.

     16. Leases and New Leases.

     17. Contracts.

     18. Labor Contracts.

              SCHEDULE 3A TO SALE-PURCHASE AGREEMENT

                      PERMITTED ENCUMBRANCES

A. Property taxes, including any assessments collected with taxes, to be levied for the fiscal year 1993-1994 which are a lien not yet payable.

D.   An assessment by the improvement district shown below:
     Assessment (or Bond) No.: 39-1F
     Series:             Seawater Intrusion District
     District:           United Water Conservation District
     For:                Improvement of Oxnard Plains - Seawater
     Bond Issued:        November 13, 1981
     Original Amount:    $169.00

Said assessment is collected with the County/City property taxes.

E. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code, of the State of California.

1. A Development Agreement executed by Warmington-Semler Partners, a California General Partnership and the City of Oxnard in accordance with the Specific Plan adopted by Ordinance No. 2048 and Parcel Map Waiver as shown in Resolution No. 6933

Recorded: October 2, 1986, as Instrument No. 86-137015; and
          December 3, 1986, as Instrument No. 86-175821; both of
          Official Records

2. Covenants, conditions and restrictions (deleting therefrom any restrictions based on race, color or creed) as set forth in the document

Recorded: December 3, 1986, as Instrument No. 86-175831 of
               Official Records

Among other things, said document provides for:  Assessments.

3. An easement for the purposes shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below.

     Map of:        Tract No 4334
     Recorded:      In Book 114, Pages 62 to 66 of Maps
     Purpose:       Landscaping, sidewalk and public utilities
     Affects:       A portion of said Lots 6 and 7 as shown on map
                    of said tract
7. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein

Lessor:        North Coast Executive Center, a California Limited
               Partnership
Lessee:        Nordman, Cormany, Hair & Compton
Disclosed by:  Assignment of Rents and Leases
Recorded:      September 28, 1989, as Instrument No 89-152733 of
               Official Records

The present ownership of the leasehold created by said lease and other matters affecting the interest of the lessee are not shown herein.

By the provisions of an agreement

Dated:         September 27, 1989
Executed by:   Nordman, Cormany, Hair and Compton, a General
               Partnership
Recorded:      October 3, 1989, as Instrument No. 89-155563 of
               Official Records

Said instrument was made subordinate to the lien of the document or interest shown as Item No. 4

Lessors Interest
Assignor:      North Coast Executive Center, a California Limited
               Partnership
Assignee:      NCEC Realty, Inc., a California corporation
Recorded:      October 7, 1991, as Instrument No. 91-147934 of
               Official Records

An agreement to amend or modify certain provisions of said lease, as set forth in the document executed by:

As Lessor:     NCEC Realty, Inc., a California corporation
As Lessee:     Nordman, Cormany, Hair & Compton, a California General
               Partnership
Recorded:      May 13, 1992, as Instrument No. 92-084658 of Official
               Records

8. An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:    Oxnard Town Center, a California Limited Partnership
Purpose:       Vehicular ingress and egress
Recorded:      October 3, 1989, as Instrument No 89-155564 of
               Official Records
Affects:       A portion of said land as therein described

Reference is made to said document for full particulars.

9. A "Notice of Land Use Restriction and Conditions" affecting all of said land

Executed by:   North Coast Executive Center, a California Limited
               Partnership and the City of Oxnard
Recorded:      November 20, 1989, as Instrument No. 89-184579 of
               Official Records

10. An easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted to:    Southern California Edison Company
Purpose:       Public Utilities
Recorded:      May 17, 1990, as Instrument No. 90-074474 of Official
               Records
Affects:       A portion of said land as therein described

Restriction on the use, by the owners of said land, of the easement area as set forth in said document.

Reference is made to said document for full particulars.

11. An easement for the purposes shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below.

Map of:        Parcel Map No. 89-9
Recorded:      In Book 51, Page 16
Purpose:       Fire line
Affects:       A portion of said land

12. Unrecorded leases with certain terms, covenants, conditions and provisions set forth therein,

Disclosed by:  Assignment of Leases
Lessor:        NCEC Realty Inc., a California Corporation
Lessee:        (a)  Firemens Fund
               (b)  McLains Escrow
               (c)  Told Real Estate
               (d)  Insurance Company of North America

An Assignment of the Lessors interest under said leases

Assignor:      North Coast Executive Center, a California Corporation
Assignee:      NCEC Realty, Inc., a California Corporation
Recorded:      October 7, 1991, as Instrument No 91-147934 of
               Official Records
13. Water rights, claims or title to water, whether or not shown by the Public Record.

14. Any easements not disclosed by those public records which impart constructive notice and which are not visible and apparent from an inspection of the surface of said land.

15. Any claims for mechanics' liens on said land that may be recorded, by reason of a work of improvement that is disclosed by the document shown below

Document:      Notice Non-Responsibility
Recorded:      May 4, 1993, as Instrument No. 93-079550 of Official
               Records

16. Unrecorded leases with certain terms, covenants, conditions and provisions set forth therein,

Disclosed by:  Notice of Non-Responsibility
Recorded:      May 4, 1993, as Instrument No. 93-079550
Lessor:        Voit Management Company, L. P., as Agent for NCEC
               Realty, Inc.
Lessee:        Shearson Lehman Brothers

17. A pending assessment for the district shown below. When notice of the assessment is recorded with the County Recorder the assessment shall become a lien on said land.

District:      Community Facilities District (Oxnard Town Center) and
               Mallo Roos Community Facilities
Disclosed by:  District Map No. 88-1
Recorded:      July 12, 1988, as Instrument No. 88-097534 of Official
               Records

18.  Notice of Special Tax Lien for Community Facilities District No
     90-1

Affecting:     All of said land
Recorded:      March 4, 1991, as Instrument No. 91-026591 of Official
               Records

For further information concerning the current and estimated future tax liability of owners or purchasers of real property subject to this special tax lien, interested persons should contact:

     Billie Golden
     City of Oxnard
     300 West Third Street
     Oxnard, California  93030          (805) 984-4612
               SCHEDULE 4 TO SALE-PURCHASE AGREEMENT

                     IDENTIFICATION OF LEASES


TENANT NAME              LEASE DATE     AMENDMENT(S)

McLain Escrow, Inc.      1/29/91        None

Insurance Company of
  North America (CIGNA)  5/9/91         None

Firemen's Fund Insurance
  Co. (Kayajanian
  & Hauser)              4/9/91         None

Nordman, Cormany, Hair
  & Compton              5/1/89         5/12/92

Shearson Lehman Brothers 4/29/93        None

               SCHEDULE 5 TO SALE-PURCHASE AGREEMENT

                          PENDING ACTIONS



                               None

               SCHEDULE 6 TO SALE-PURCHASE AGREEMENT

           ADDITIONAL CONDITIONS TO SELLER'S OBLIGATIONS



                               None

               SCHEDULE 7 TO SALE-PURCHASE AGREEMENT

                    LIST OF INTANGIBLE PROPERTY



                               None

                            EXHIBIT "A"

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL THIS DEED
AND MAIL TAX STATEMENTS TO:



                                          (FOR RECORDER'S USE ONLY)

DOCUMENTARY TRANSFER TAX IS $
COMPUTED ON FULL VALUE OF PROPERTY CONVEYED

                            GRANT DEED

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, NCEC REALTY, INC., a California corporation, having an office at 725 South Figueroa Street, 4th Floor, Los Angeles, California 90017 ("Grantor"), hereby GRANTS to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, having an office at 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549 ("Grantee), that certain real property located in the City of Oxnard, County of Ventura, State of California, described as:

     Parcel 1 of Parcel Map No. 89-9, as shown on parcel map filed in Book 51, pages 16 and 17, inclusive, of Parcel Maps, Records of Ventura County, California (the "Premises");

     SUBJECT TO all covenants, conditions, restrictions, reservations, rights, rights-of-way, easements, encumbrances and other matters of record and to such other matters as would be disclosed by an ALTA survey or inspection of the Premises on the date hereof.
     IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed and delivered, as of this _ day of October, 1991.

                    NCEC REALTY, INC., Grantor

                    By :
                    Name:
                    Title:

                         ACKNOWLEDGEMENTS

STATE OF
COUNTY OF           ss:

On        , before me,        , personally appeared         ,
personally known to be (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[ SEAL]

                              EXHIBIT "B"

                       ASSIGNMENT AND ASSUMPTION
                    OF LEASES AND SECURITY DEPOSITS

     ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS, dated December , 1993, between NCEC REALTY, INC., a California corporation, having an office at 725 South Figueroa Street, 4th Floor, Los Angeles, California 90017 ("Assignor"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, having an office at 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549 ("Assignee").

                          W I T N E S S E T H:

     WHEREAS, Assignor has this day sold and conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest, if any, as landlord in and to (i) the leases, licenses and other occupancy agreements affecting the Premises and all guarantees thereof set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Leases"), and (ii) the security deposits made under the Schedule "3" annexed hereto and made a part hereof (collectively, the "Security Deposits").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Leases.

     ASSIGNEE HEREBY ACCEPTS the foregoing assignment, acknowledges receipt of the Security Deposits (whether by actual transfer of funds or other property constituting such deposit or by credit against the purchase price paid by Assignee for the Premises), assumes and agrees to perform all of the obligations of Assignor under the Leases, accruing from and after the date hereof; and agrees to hold or apply all of the Security Deposits in accordance with the terms of the Leases under which the Security Deposits were made; and

     ASSIGNEE FURTHER AGREES to defend and indemnify Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences that take place from and after the date hereof (except those caused by Assignor) relating to the Leases and Security Deposits.

     Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Leases and Security Deposits, except as otherwise expressly provided by the Sale-Purchase Agreement, dated December 14, 1993, between Assignor and Assignee.

     This Assignment and Assumption of Leases and Security Deposits is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as otherwise expressly provided by the Sale-Purchase Agreement, dated December 14, 1993, between Assignor and Assignee .

     IN WITNESS WHEREOF, this Assignment and Assumption of Leases and Security Deposits has been executed on the date and year first above written.

                    ASSIGNOR:
                    NCEC REALTY, INC.

                    By:
                    Name:
                    Title:


                    ASSIGNEE:
                    BEDFORD PROPERTY INVESTORS, INC.

                    By:
                    Name:
                    Title:

                              EXHIBIT "C"

                       ASSIGNMENT AND ASSUMPTION
                       OF CONTRACTS AND LICENSES

     ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND LICENSES, dated December , 1993, between NCEC REALTY, INC., a California corporation having an office at 725 South Figueroa Street, 4th Floor, Los Angeles, California 90017 ("Assignor"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, having an office at 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549 ("Assignee").

                          W I T N E S S E T H:

     WHEREAS, Assignor has this day sold and conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest, if any, in and to (i) all of the licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Licenses"),
(ii) all purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Premises set for on Schedule "3" annexed hereto and made a part hereof (collectively, the "Contracts'), and (iii) all labor and collective bargaining agreements with respect to the Premises set forth on Schedule "4" annexed hereto and made a part hereof (collectively, the "Labor Contracts").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Licenses, the Contracts and the Labor Contracts.

     ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Licenses, the Contracts and the Labor Contracts accruing from and after the date hereof; and

     ASSIGNEE FURTHER AGREES to defend and indemnify Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences that take place from and after the date hereof (except those caused by Assignor) relating to the Licenses, the Contracts and/or the Labor Contracts.

     Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Licenses, the Contracts and/or the Labor Contracts, except as otherwise expressly provided by the Sale-Purchase Agreement, dated December 14, 1993, between Assignor and Assignee.

     This Assignment and Assumption of Contracts and Licenses is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as otherwise expressly provided by the Sale-Purchase Agreement, dated December 14, 1993, between Assignor and Assignee.

     IN WITNESS WHEREOF, this Assignment and Assumption of Contracts and Licenses has been executed on the date and year first above written.

                         ASSIGNOR:
                         NCEC REALTY, INC.

                         By:
                         Name:
                         Title:

                         ASSIGNEE:
                         BEDFORD PROPERTY INVESTORS, INC.

                         By:
                         Name:
                         Title:

                              EXHIBIT "D"

                       ASSIGNMENT AND ASSUMPTION
                         OF INTANGIBLE PROPERTY


                        [INTENTIONALLY OMITTED]

                              EXHIBIT "E"

                              BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, That NCEC REALTY, INC., a California corporation, having an office at 725 South Figueroa Street, 4th Floor, Los Angeles, California 90017 ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, having an office at 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549 ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged, does hereby sell, grant, convey and transfer to Purchaser all of Seller's right, title and interest, if any, in and to all the fixtures, machinery, equipment, supplies and other articles of personal property which are attached or appurtenant to, or otherwise located at and used in connection with, the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises"), but excluding property (i) removable by any tenants pursuant to their respective leases, licenses or other occupancy agreements covering portions of the Premises,
(ii) owned by public utility suppliers, (iii) owned by any cleaning or other independent contractors or (iv) identified in Schedule "2" annexed hereto (collectively, the "Personal Property").

     TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever, from and after the date hereof.

This Bill of Sale is made without any covenant warranty or representation by, or recourse against, Seller or Seller's Affiliates of any kind whatsoever (including, without limitation, warranties of title, merchantability or fitness for a particular purpose).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on December ,
1993.

                    SELLER:
                    NCEC REALTY, INC.

                    By:
                    Name:
                    Title:

                              EXHIBIT "F"
                           NOTICE TO TENANTS

                         [LETTERHEAD OF SELLER]


                                                     December     , 1993
[Tenant's Name and Address]


     Re:  [Building Address]

          (the "Building")

Gentlemen:

     With reference to your lease of space in the Building, please be advised that NCEC REALTY, INC., has this day sold, transferred and assigned the Building and your lease to BEDFORD PROPERTY INVESTORS, INC.
("Purchaser")

     [Insert the following if there is a security deposit being transferred: Please be further advised that the security deposit under your lease and the accrued interest thereon, if any, have been turned over to the Purchaser, whose address is 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549.]

     Finally, until you receive further notice from Purchaser, all rent checks and other payments under your lease should henceforth be made payable to Bedford Property Investors, Inc., and mailed or delivered to its office at 3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California 94549, and all notices to the landlord under your lease should also be addressed to the Purchaser at the foregoing address.

                    Very truly yours,

                    SELLER:

                    NCEC REALTY, INC.

                    By:
                    Name:
                    Title:

                              EXHIBIT "G"
                      TENANT ESTOPPEL CERTIFICATE

TO WHOM IT MAY CONCERN:
RE:  Lease ("Lease") dated         , by and between             , as
Lessor, and                , as Lessee, concerning the premises known
as:              , North Coast Executive Center, Camarillo, California
("Premises"), which Lease was amended             (it will be presumed
no amendments exist unless they are specified above).

The undersigned does hereby certify to you as follows:

     1. True copies of the above-referenced Lease as amended and the guaranties, if any, are attached hereto marked Exhibit "1."
(Attach a copy of Lease, all amendments and guaranties.)

     2.   The Lease term commenced on                  , and expires
on            .

     3.   The current monthly rent and expense pass-through, if any, are as follows:
                    Amount         Paid up to date
     Rent           $
     Pass-through   $

No rents or pass-throughs have been prepaid as reflected in the Lease.

     4.   The current amount of security deposit held by Lessor is
$      . (If left blank, it will be assumed there is no security
deposit.)


     5. The Lease has not been modified, orally or in writing, since its execution as hereinabove identified. The Lease as so amended is in full force and effect and contains the entire agreement between Lessor and Lessee, except (it will be assumed no exceptions exist unless they are specified here):


     6. The improvements and space required to be furnished by Lessor have been furnished and completed in all respects to the satisfaction of Lessee, and all premises of an inducement nature by Lessor have been fulfilled except (it will be assumed no exceptions exist unless they are specified here):


     7. To the undersigned's best knowledge, there are no uncured defaults by Lessor or Lessee under the Lease, and the undersigned is not aware of the existence of any circumstances that would constitute a default under the Lease if not cured within the applicable grace period after written notice by either Lessor or Lessee to the other party, except (it will be assumed no exceptions exist unless they are specified here):


     8. Lessee is in full and complete possession and has not assigned or sublet any portion of the Premises, except (it will be assumed no exceptions exist unless they are specified here):


     9. Lessee is not currently the subject of a bankruptcy proceeding, except (it will be assumed no exceptions exist unless they are specified here):


     10. The undersigned is aware that buyers, lenders and others will rely upon the statements in this Tenancy Statement, and the undersigned has therefore adjusted the language hereof as necessary to make it an accurate statement of the current facts concerning the Lease. If no such adjustments have been made, said parties may rely upon the statements in this form as printed.


Date:       199  .

By:
Name:
Title:

                            EXHIBIT "H"

                    NON-FOREIGN AFFIDAVIT UNDER
                       INTERNAL REVENUE CODE
                        SECTION 1445(b)(2)

STATE OF
COUNTY OF

          , being first duly sworn deposes and states under penalty of perjury:

     1. That he/she is the         of NCEC Realty, Inc., the
transferor of the property located at                  .
     2. That the transferor's office address is             .
     3. That the United States taxpayer identification number for the
transferor is            .
     4. That the transferor is not a "foreign person" as that term is defined in Section 1445(f) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     This affidavit is given to Bedford Property Investors, Inc., the transferee of the property described in paragraph 1 above, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Code. The transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by final imprisonment, or both.

                    NCEC REALTY, INC.

                    By:
                    Name:
                    Title:


Subscribed and sworn to before me this day of         199_.

Notary Public

                           EXHIBIT 10.8

                    PURCHASE AND SALE AGREEMENT
                   AND JOINT ESCROW INSTRUCTIONS

     This Purchase and Sale Agreement and Joint Escrow Instructions (this "Agreement"), is entered into as of December 20, 1993, by and between Mariner Court Associates, a California general partnership ("Seller"), and Bedford Property Investors, Inc., a Maryland corporation ("Buyer"), and constitutes an agreement to purchase and sell real property and escrow instructions directed to Metropolitan Escrow Company (as "Escrow Holder"), to establish an escrow ("Escrow") to accommodate the transactions contemplated hereby.

                       TERMS AND CONDITIONS

1. The Property.

     Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller on the terms and conditions hereinafter set forth, that certain real property commonly known as 3625 Del Amo Boulevard, consisting generally of a three-story office building containing approximately 105,673 rentable square feet and the land thereunder, located in the City of Torrance, County of Los Angeles, California more particularly described on Exhibit A attached hereto, together with all easements, rights of way, licenses and entitlements relating thereto (collectively, the "Real Property"), all improvements thereon, including without limitation, all buildings, parking structures and facilities (collectively, the "improvements"), and all of Seller's interest in any building name, contracts, leases, warranties, permits, records and plans relating to the Real Property or the Improvements (collectively, the "Intangible Rights"). The Real Property, the Improvements and the Intangible Rights are collectively referred to in this Agreement as the "Property".

2. Purchase Price.

     The purchase price (the "Purchase Price") for the Property to be paid by Buyer to Seller shall be $8,000,000.

3. Payment of Purchase Price.

     (a) Immediately upon the Opening of Escrow (as defined below), Buyer shall deposit into Escrow cash in the amount of $250,000 (the "Good Faith Deposit"). Until the Good Faith Deposit is released from Escrow to Seller as set forth below, the Good Faith Deposit shall be invested upon the sole direction of Buyer (but consistent with the Escrow Holder's ability to obtain the monies for a timely closing) and, except as specifically set forth herein to the contrary, all interest earned thereon shall accrue to the benefit of Buyer. Seller agrees that until the expiration of the Contingency Period as hereinafter defined, the Escrow Holder is authorized to take instruction solely from the Buyer regarding the release of the Good Faith Deposit, and Seller does hereby so instruct the Escrow Holder. The term Good Faith Deposit shall also include interest earned thereon. The Good Faith Deposit shall be fully applied and credited to the Purchase Price and released to Seller at the Close of Escrow. In the event that after waiver, approval or satisfaction of the Contingencies (as defined in Paragraph 5), Escrow fails to close as a result of any default by Buyer in the performance of any covenant or obligation of Buyer under this Agreement, the entire Good Faith Deposit, including interest accrued thereon, shall be retained by Seller as liquidated damages in accordance with Paragraph 17 below.

     (b) The balance of the Purchase Price, together with Buyer's share of costs to be paid and prorations to be made pursuant to Paragraphs 13 and 14 of this Agreement, shall be deposited by Buyer into Escrow in cash or by wire transfer, no later than 12:00 Noon P.S.T. on the date scheduled for Close of Escrow and shall be delivered to Seller by Escrow Holder at the Close of Escrow.

4. Opening and Close of Escrow.

     (a) For the purposes of this Agreement, the "Opening of Escrow" shall be the date that Escrow Holder receives executed counterpart copies of this Agreement signed by Buyer and Seller. Escrow Holder shall notify Buyer and Seller, in writing, of the date of Opening of Escrow. Buyer and Seller agree to execute, deliver and be bound by any reasonable and customary supplemental instructions that may be reasonably requested by Escrow Holder or that may be necessary or convenient to consummate the transaction contemplated hereby; provided, however, that such supplemental instructions shall be consistent with and shall not supersede this Agreement and in all cases this Agreement shall control.

     (b) For purposes of this Agreement, "Close of Escrow" shall mean the date that a grant deed conveying the title to the Property (the "Grant Deed") is recorded by Escrow Holder in the Official Records of Los Angeles County, California. Close of Escrow shall occur, if at all, not later than December 30, 1993.

5. Buyer's Contingencies.

     (a) For the benefit of Buyer, it is expressly agreed that the entire transaction contemplated herein is expressly subject to and contingent on Buyer, at its sole discretion, presenting Seller with written approval or written waiver of each of the following contingencies (the "Contingencies") on or before 5:00 P.M. P.S.T. December 29, 1993 (the "Contingency Deadline"). The period between Opening of Escrow and the Contingency Deadline is referred to as the "Contingency Period". Such Contingencies are as follows:

     (i) Buyer's approval of a preliminary title report (the "PTR") covering the Property issued by Investors Title Company (the "Title Company") and furnished by Seller to Buyer at Seller's expense, together with legible copies of all exceptions to title referred to therein. The PTR and copies of all exceptions referred to therein shall be delivered to Buyer within five days following Opening of Escrow. In the event that Buyer disapproves or conditionally approves the PTR, or any part thereof, Buyer shall so notify Seller and Escrow Holder prior to expiration of the Contingency Period Buyer's Title Notice"). In such event, Seller shall have the right to elect whether to cure said disapproved or conditionally approved items, which election shall be made in writing ("Seller's Election Notice") delivered to Buyer within five business days after Buyer's written notice of disapproval or conditional approval was delivered to Seller. In the event that Seller elects not to cure all of said items or cannot cure the items to Buyer's satisfaction prior to Close of Escrow, Buyer shall, by written notice to Seller within two business days after receipt of Seller's Election Notice, elect either to waive any disapproved or conditionally approved items (in which Close of Escrow shall occur as herein provided) or to terminate this Agreement, in which event neither buyer nor Seller shall have any further rights, duties or obligations under this Agreement except to the extent expressly provided otherwise, and Buyer shall have no interest in or to the Property.

     (ii) Buyer's confirming the availability of all utilities, including, but not limited to, water, sewer, gas and electricity.

     (iii) Buyer's approval of the condition of the soils and the geologic and engineering conditions of the Property, based on existing soils, geologic and engineering reports which are available to Seller, true copies of which shall be delivered to Buyer by Seller, at Seller's cost, within five days following Opening of Escrow, and any and all other soils, engineering or geologic tests, reports and studies which Buyer desires to perform, which additional reports, tests and studies shall be performed at Buyer's sole cost and expense.

     (iv) If desired by Buyer, Buyer's approval of an environmental audit covering the Property and performed at Buyer's sole expense and Buyer's review and approval of all relevant governmental environmental organizations' reports and/or findings in respect of the Property.

     (v) Buyer's review and approval of all contracts, documents and other items delivered to Buyer by Seller pursuant to Paragraph 6.

     (vi) Buyer's ascertainment that all federal, state and local statutes and regulations pertaining to the Property have been complied with.

     (vii) Buyer's inspection of the Property and approval of the physical condition thereof.

     (viii) Buyer's approval of all other factors which Buyer deems relevant to its purchase of the Property, in Buyer's sole and absolute discretion.

     (b) In the event that Buyer shall not give written notice to Escrow Holder and Seller of Buyer's approval of all the Contingencies on or before the Contingency Deadline, this Agreement shall terminate, and the parties shall thereafter have no further rights, duties or obligations under this Agreement except to the extent expressly provided otherwise, and Buyer shall have no interest in or to the Property. In the event that Buyer gives Seller and Escrow Holder written notice disapproving or conditionally approving any Contingency, Seller shall have the right to elect whether to cure said disapproved or conditionally approved items, which election shall be made in writing to Buyer within five business days after Buyer's written notice of disapproval or conditional approval was delivered to Seller. In the event that Seller elects not to cure such items or cannot cure the items to Buyer's satisfaction prior to Close of Escrow, Buyer shall, by written notice to Seller and Escrow Holder, elect to waive Buyer's previous disapproval (in which case Escrow shall close as provided in this Agreement), or to terminate this Agreement. In the event that this Agreement is terminated in accordance with the foregoing, Buyer's Good Faith Deposit less Buyer's share of any escrow cancellation fee (which share shall be one-half of such fee) shall automatically be fully refunded by Escrow Holder to Buyer, and Seller shall then pay the remaining one-half of any escrow cancellation fee or charge. Buyer's failure to notify Seller of its approval of all of the Contingencies set forth above within the applicable time period shall constitute Buyer's demand to receive a full refund of the Good Faith Deposit (minus Buyer's share of any cancellation fee) and to terminate this Agreement.

6. Seller's Covenants and Obligations.

     (a) In addition to all other documents or items to be delivered from Seller to Buyer pursuant to any other provision of this Agreement, Seller shall deliver or otherwise make available to Buyer, upon Opening of Escrow, each of the following:

     (i) Operating Statements for the Property showing results of operations for the twelve month period preceding Opening of Escrow.

     (ii) A schedule (the "Rent Roll") prepared and certified as of the date of delivery to Buyer, which reflects the name of each of the lessees and sublessees under all tenant leases for the Property (the "Tenant Leases"), the amount of any security deposits and/or prepaid rent from each lessee, the amount of rent and reimbursable expenses paid and to be paid by each lessee and any and all applicable increases thereto, and delinquencies, if any; and the existence of any renewal rights, expansion rights or purchase options under the Tenant Leases. The Rent Roll is attached to this Agreement as Exhibit B.

     (iii) Copies of all Tenant Leases and any modifications or amendments thereto, as well all other contracts and agreements relating to the ownership, operation or maintenance of the Property.

     (iv) Copies of all property damage or rental loss insurance currently in force with respect to the Property.

     (v) Copies of any environmental assessment reports in the possession of Seller.

     (vi) Copies of 1992-93 real property tax bills and assessments.

     (vii) Certificates of occupancy if any, for shell and for all occupied tenant space.

     (viii) All documents and written information in Seller's possession reasonably necessary for Buyer to evaluate those matters specified in Paragraphs 5(a)(i)(vii), inclusive.

     (b) Following Opening of Escrow, but prior to the expiration of the Contingency Period, Seller shall notify Buyer in writing of any material changes ("Material Changes") in the Property or any obligation or representation of Seller relating thereto (including without limitation the execution of any new leases, the extension or modification of any existing leases, undertaking major repairs or filing or contesting any lawsuits). In the event that Buyer does not approve of any such change, Buyer may terminate this Agreement prior to the end of the Contingency Period in accordance with the terms of Paragraph 5(b). After expiration of the Contingency Period, as long as this Agreement remains in effect, Seller shall not undertake or permit any Material Changes relating to the Property without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

     (c) Seller shall maintain all existing insurance coverage affecting the Property at all times prior to Close of Escrow.

     (d) Seller shall use its reasonable good faith efforts to obtain and deliver to Buyer on or before the fifth business day prior to the Close of Escrow, estoppel certificates ("Tenant Estoppel Certificates") duly executed by each of the tenants or subtenants under each Tenant Lease and dated not more than thirty days prior to the date of Close of Escrow. Each Tenant Estoppel Certificate shall certify to Buyer that (A) the Tenant Lease between each tenant and Seller is unmodified and in full force and effect and constitutes the entire agreement and understanding between Seller and such tenant; (B) the amount of rental and any security deposit paid by such tenant; (C) the term of the Tenant Lease, and any extension or option rights said tenant may have; (D) the fact that neither party thereto is in breach or default of its obligations under such Tenant Lease; and (E) such other information as Buyer may reasonably require. A copy of the form to be submitted to each tenant is attached hereto as Exhibit C. If any tenant under a Tenant Lease fails to deliver a Tenant Estoppel Certificate to Seller, Seller shall complete such tenant's Tenant Estoppel Certificate to the best of Seller's knowledge and deliver same to Buyer; provided that it shall be a condition to Buyer's obligation to close Escrow that the total net rentable area leased by all tenants not delivering Tenant Estoppel Certificates constitute not more than 20%, of the net rentable area in the Improvements and that Seller obtain Tenant Estoppel Certificates from TLD Systems, Inc. and Dodge, Warren, Peters.

     (e) Within five days following execution of this Agreement, Seller shall provide Buyer with a schedule which sets forth all obligations for tenant improvement work in progress or committed to be done in the Improvements as of the date of this Agreement. Such schedule need not include obligations for routine maintenance work or periodic remodeling work which may be set forth in any of the Tenant Leases.

     (f) From and after the date of execution of this Agreement until the Close of Escrow, Seller agrees that it will continue to perform all of its obligations as landlord under all Tenant Leases and that it will not enter into any new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior consent of Buyer. Further, Seller shall maintain the Property in condition at least as good as at the time of buyer's inspection as provided hereunder, and shall not without first obtaining the written consent of the Buyer enter into any contracts or agreements, or permit any tenants to enter into any contracts or agreements pertaining to the Property which require the consent of the Seller unless those contracts can be terminated without penalty on thirty (30) days' notice.

7. Seller's Representations and Warranties.

     Seller hereby represents and warrants to Buyer, which representations and warranties shall be true and correct as of the date of this Agreement and as of the date of Close of Escrow, and shall survive the Close of Escrow (and the truth and accuracy of which shall constitute condition to Buyer's obligations to close Escrow), as follows:

     (a) Seller has the legal power, right and authority to enter into this Agreement and the instruments to be executed by Seller pursuant to this Agreement, and to consummate the transactions contemplated hereby.

     (b) All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with Seller's execution of this Agreement and the instruments to be executed by Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby.

     (c) The individuals executing this Agreement and the instruments to be executed by Seller pursuant to this Agreement, on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions of this Agreement and such instruments.

     (d) Neither the execution and delivery of this Agreement and the documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement or the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property and which will survive Close of Escrow.

     (e) To the best knowledge and belief of Seller, there is presently no claim, litigation, proceeding or governmental investigation pending or threatened against or relating to the Property or the transactions contemplated hereby. Seller shall give Buyer immediate notice of any such claim, litigation, proceeding or investigation which becomes known to it prior to Close of Escrow.

     (f) No notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenants, conditions or restrictions affecting or relating to the use, operation or occupancy of the Property has been given to Seller by any governmental agency having jurisdiction or by any other person entitled to enforce the same; to the best knowledge and belief of the Seller, the Property conforms to all applicable ordinances and other laws, orders, ordinances, permits, rules, regulations and requirements, and to all covenants, conditions and restrictions affecting or relating to the use, operation or occupancy of the Property.

     (g) Except to the extent set forth in any materials delivered from Seller to Buyer in accordance with this Agreement, to the best of Seller's knowledge, without any particular inquiry or duty of inquiry, there are not now any toxic or hazardous wastes, substances or related materials ("Hazardous Materials") used, generated, stored, located, treated or disposed of on or under the Property or in the Improvements in concentrations in violation of applicable law. Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9061 et seq., and those substances defined as "hazardous waste" in
Section 25117 of the California Health and Safety Code and the regulations adopted in publications promulgated pursuant to said laws. To the best of Seller's knowledge, there are not now any Hazardous Material occurrences or conditions on any real property adjoining, or in the vicinity of, the Property that could cause the Property or any part thereof to be classified as "border zone property" under the provisions of California Health and Safety Code Sections 25220 through 25224 et seq., and any implementing regulations adopted pursuant thereto. To the best knowledge of Seller, without any particular inquiry or duty of inquiry, the Property is in compliance with the provisions of the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Sections 25249.5 through 25249.13.

     (h)  Seller is not a foreign person and is a "United States
Person" as such term is defined in Section 7702(a)(30) of the Internal Revenue Code of 1954 as amended.

     (i) Seller has obtained all licenses, permits, easements and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the use of the Property and to insure vehicular and pedestrian ingress and egress to the Property.

     (j) To the best knowledge and belief of Seller, there are presently no intended public improvements which will result in any charge being levied or assessed against the Property or in the creation of any lien upon the Property. Seller shall promptly notify Buyer of any changes affecting this representation, of which it becomes aware prior to Close of Escrow.

     (k) To the best knowledge and belief of Seller, there is presently no pending or contemplated condemnation of the Property or any part thereof. Seller shall promptly notify Buyer of any changes affecting this representation of which it becomes aware prior to Close of Escrow.

     (l) All utilities necessary to service the Property will be available to the Property at the Close of Escrow without the consent of any other person, firm or corporation and without expense (other than normal and usual security deposits, bonds and charges for utility services provided to the Property) to Buyer.

     (m) To the best knowledge and belief of Seller, there are no facts or conditions which will result in the termination of the present access from the Property to any utility services or to existing highways and roads.

     (n) To the best knowledge and belief of Seller, at Close of Escrow, there will be no latent, hidden or structural defects in the Improvements, nor will any defects or conditions of the Property or the soil exist which will impair the use of such Property, nor, to Seller's knowledge, are there presently, any encroachments onto the Property or by the Improvements onto any adjoining Property.

     (o) At Close of Escrow there shall be no outstanding contracts made by the Seller for any Improvements to the Property which have not been fully paid for by Seller, subject to the provisions of Paragraph 14(h).

     (p) Except as set forth in the Rent Roll, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any Tenant Lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof.

     (q) Seller is not party to, or otherwise bound by, any collective bargaining agreement or multi-employer pension fund covering employees who service the Property.

     (r) There is no current labor dispute with any maintenance or other personnel or employees of Seller or any contracts with respect to the Property which could adversely affect the use, operation or value of the Property.

8. Buyer's Representations and Warranties.

     Buyer hereby represents and warrants to Seller, which representations and warranties shall be true and correct as of the date of this Agreement and as of the date of Close of Escrow, and shall survive the Close of Escrow (and the truth and accuracy of which shall constitute a condition to Seller's obligation to close Escrow), as follows:

     (a) Buyer has the legal power, right and authority to enter into this Agreement and the instruments to be executed by Buyer pursuant to this Agreement, and to consummate the transactions contemplated hereby.

     (b) All requisite action (corporate, trust, partnership or otherwise), has been taken by Buyer in connection with Buyer's execution of this Agreement and the instruments to be executed by Buyer pursuant to this Agreement, and the consummation of the transactions contemplated hereby.

     (c) The individuals executing this Agreement and the instruments to be executed by Buyer pursuant to this Agreement on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement and such instruments.

     (d) Neither the execution and delivery of this Agreement and the documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

9. Title Insurance.

     It shall be a condition to the Close of Escrow for Buyer's benefit that the Title Company shall have unconditionally committed to issue to Buyer an ALTA Owner's Extended Form (B-1970) policy of title insurance in the amount of the Purchase Price, showing fee simple title to the Property to be vested in Buyer free and clear of all monetary liens and encumbrances other than non-delinquent real property taxes, and subject only to such conditions, covenants, restrictions, rights of way and other title matters approved by Buyer in accordance with Paragraph 5(a)(i), and any other items approved in writing by Buyer. Seller shall pay the premium for the issuance of the title policy, provided, however, that Seller shall pay its portion of the premium for the title policy up to the cost of a CLTA owner's policy for the Property with liability in the amount of the Purchase Price, and Buyer shall pay the excess cost of the ALTA title policy over the cost of a CLTA title policy, including the cost of any required survey. In no event shall Close of Escrow be delayed or extended as a result of Buyer's election to obtain an ALTA policy.

10. Conditions to Close of Escrow.

     (a)  Buyer's obligation to purchase the Property and close
Escrow is subject to and conditional upon the satisfaction of the following conditions on or before the Close of Escrow:

     (i) Buyer's approval, satisfaction or waiver of each of the Contingencies within the applicable time period specified in Paragraph 5;

     (ii) Seller's timely delivery to Escrow Holder of the items described in Paragraph 11(a);

     (iii) Buyer's approval of the Tenant Estoppel Certificates delivered from Seller to Buyer pursuant to Paragraph 6(d). In the event that Buyer disapproves any Tenant Estoppel Certificate, Buyer may terminate this Agreement in accordance with Paragraph 12, below, but Seller shall not be considered to be in default under this Agreement as a result of Buyer's disapproval;

     (iv) The Title Company's commitment to issue the Title Policy to Buyer in accordance with Paragraph 9;

     (v) No material damage or condemnation proceedings then existing that would give rise to Buyer's right to terminate this Agreement under Paragraph 19;

     (vi) No Material Changes having occurred under Paragraph 6(b) after the Contingency Period to which Buyer has not given its written consent; and

     (vii) All other conditions to Buyer's obligations under this Agreement having been satisfied.

     (b) Seller's obligation to sell the Property and close the Escrow is subject to and conditioned upon Buyer's delivery into Escrow of all sums and other items required from Buyer to close Escrow, as set forth in Paragraph 3

11. Deliveries to Escrow Holder.

     (a)  Seller shall deliver or cause to be delivered to Escrow
Holder by 3:00 P.M. on the last business day before the date of the Close of Escrow the following instruments and documents:

     (i) The Grant Deed, in form which has been approved by Buyer's counsel, duly executed and acknowledged by Seller;

     (ii) Two counterparts of an assignment of Tenant Leases pursuant to which Seller assigns to Buyer all of Seller's right, title and interest in and to the Tenant Leases and an assignment of contract rights pursuant to which Seller assigns to buyer all of Seller's right, title and interest in and to all contracts affecting the maintenance, repair, improvement and/or development of the Property that Buyer desires to keep in effect. Such assignments shall be in form and content reasonably satisfactory to Buyer and Seller;

     (iii) To the extent in the possession or control of Seller and not already delivered to Buyer outside of Escrow, originals of the Tenant Leases;

     (iv) A letter signed by Seller, addressed to each of the tenants on the Property, advising such tenants of the sale herein to Buyer and directing that all future rent payments and other charges be forwarded to Buyer at an address to be supplied by Buyer;

     (v) A certification in form acceptable to Escrow Holder and Buyer duly executed by Seller under penalty of perjury stating that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and the income tax regulations promulgated thereunder.

     (vi) The bill of sale for all personal property, if any, being transferred to Buyer.

     (vii) A Rent Roll, current as of the Closing Date, containing the information updating Exhibit B.

     (viii) An assignment to Buyer of all permits, licenses and certificates of occupancy held by Seller relating to the Property or required from any governmental authority as a condition to operation or occupation of the Property or any part thereof, together with the originals or true copies thereof.

     (ix) An assignment to Buyer of Seller's right, title and interest in all logos, signs, trademarks, telephone listing and number and similar items.

     (x) All tenant correspondence, tenant ledger cards, keys, books, records (or copies thereof) and other items used in connection with the operation of the Property.

     (b) Buyer shall deliver or cause to be delivered to Escrow
Holder by 3:00 P.M. on the last business day before the Close of Escrow all items that Buyer is required to deliver to Escrow Holder to close Escrow, except the balance of the Purchase Price, which shall be wire-transferred in accordance with Paragraph 3(b).

12.  Termination Upon Failure of Conditions to Close of Escrow.

     In the event any condition set forth in Paragraph 10 is not timely satisfied or waived for a reason other than the default of Buyer or Seller under this Agreement, then upon written notice by the party benefitted by the unsatisfied condition to the other party and to Escrow Holder:

     (a) This Agreement, the Escrow and the rights and obligations of Buyer and Seller under this Agreement shall terminate except as otherwise expressly provided herein;

     (b) Buyer and Seller each shall be responsible to pay one-half of any cancellation charges payable by or to Escrow Holder and the Title Company; and

     (c) Escrow Holder shall promptly return to Seller and Buyer all funds (including interest thereon) and documents deposited by them, respectively, into Escrow that are held by Escrow Holder (less, in the case of the party otherwise entitled to such funds, one-half of any cancellation charges payable by or to Escrow Holder and the Title Company).

     13.  Costs and Expenses.

     The premium for the Title Policy shall be paid in accordance with the provisions of Paragraph 9. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes payable with the recordation of the Grant Deed. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting, recording and miscellaneous charges. Buyer and Seller shall each pay their own legal and professional fees and fees of other consultants incurred in connection with this transaction. All other costs and expenses shall be allocated equally between Buyer and Seller, except the costs of performing the obligations of each party to this Agreement, which costs shall be borne solely by the party incurring such costs.

14. Prorations and Adjustments.

     (a) Prorations of rentals, revenues, and other income, if any, from the Property, and taxes, assessments, and other expenses, if any, affecting the Property shall be prorated as of 11:59 p.m. on the day prior to Close of Escrow. There shall be no proration of any insurance premiums with respect to the Property, nor any assumption of insurance coverage by Buyer, unless Buyer so elects in writing.

     (b) The term "rentals", as used herein, include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, operating cost pass-through and other sums and charges payable by the tenants under the Tenant Leases. Subject to the following provisions regarding delinquent rentals and regarding various retroactive rentals and rent escalations, Buyer shall receive all rentals accruing on and after the Close of Escrow and Seller shall receive all rentals accruing prior to the Close of Escrow.

     (c) Rentals are "delinquent" when payment thereof is due prior to but has not been made by the Close of Escrow (the "Delinquent Rentals"). Delinquent Rentals shall not be prorated until collected pursuant to the terms of this subsection. Buyer shall, except as set forth below, have the sole right to collect the Delinquent Rentals; provided that all Delinquent Rentals collected by Buyer, net of the costs of collection, shall be applied by Buyer first against amounts then due and owing from the particular tenant to Seller for the period prior to Close of Escrow, with the balance, if any, to be retained by Buyer. Any rentals which are collected by or paid to Buyer after Close of Escrow shall be considered to be Delinquent Rentals to the extent of any prior unpaid rentals if such rentals are from a tenant who was delinquent as of Close of Escrow. Seller shall have the right to attempt to collect amounts that tenants owe to Seller only by such methods as shall not, impair Buyer's legal relationship with such tenants, unless Buyer otherwise consents in writing. Seller shall take no action to collect any delinquent rent or other amounts owing Seller without prior notice to and approval by Buyer. Seller shall certify to Buyer the amount of Delinquent Rentals existing as of the Close of Escrow (the "Delinquent Rentals Certification"). Delinquent Rentals collected by Seller after Close of Escrow shall be prorated and any amounts to which Buyer is entitled shall be paid to Buyer in accordance with the provisions of Paragraphs 14(a) and 14(b) above.

     (d) Operating cost and tax pass-throughs, percentage rentals, additional rentals and other retroactive rental escalations, sums or charges, payable by tenants which have accrued as of the Close of Escrow but are not then due and payable shall be prorated as of the Close of Escrow; provided, however, no payment thereof shall be made to Seller unless and until Buyer collects same from a tenant. When and if Buyer collects such operating cost and tax pass-throughs, percentage rentals or other retroactive rental escalations from a Tenant attributable to Seller's period of ownership, Seller shall be due an amount equal to all such operating cost and tax pass-through, percentage rentals or other retroactive rental escalations accruing prior to the Close of Escrow, computing same on a per diem basis after amortizing them over a 365-day year. Payments to Seller hereunder shall be accompanied by a report showing how same was calculated and such support documentation as Seller reasonably requests. The calculation related to the foregoing shall be adjusted to reflect estimated payments by tenants and any amount thereof not attributable to the period prior to Close of Escrow shall be credited to Buyer. Seller agrees, to the extent any estimated payments retained by it are in access of amounts actually determined to be due Seller, to timely refund such excess amounts to tenants or to Buyer, as directed by Buyer. Seller shall have the right to attempt to collect amounts tenants owe to Seller only by such methods as shall not impair Buyer's legal relationship with such tenants, unless Buyer otherwise consents in writing. Seller shall take no action to collect any such amounts owing to Seller without prior notice to and approval by Buyer. Sums collected by Seller after Close of Escrow under the provisions of this Paragraph 14(d) shall be prorated in accordance with the provisions of Paragraphs 14(a) and 14(b) above.

     (e) All non-delinquent real estate taxes shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow, then the current year's taxes shall be prorated based on the previous year's tax bill, subject to re-proration between the parties outside of Escrow upon receipt of the actual tax bill. Any delinquent taxes on the Property shall be paid at the Close of Escrow from funds due Seller.

     (f) Prepaid rentals, including tenants' payments to Seller for tenants' share of real property taxes and assessments, insurance premiums, common area maintenance and operation, utilities, and, if applicable, advertising and promotional services, (but not including any rent abatements or concessions for periods after Close of Escrow), received by Seller which are unexpended as of the Close of Escrow shall be credited to Buyer as of the Close of Escrow.

     (g) All utilities service charges for electricity, heat and air conditions service, other utilities, common area maintenance, taxes other than real estate taxes such as rental taxes, and all expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Property, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on and after the Close of Escrow. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

     (h) Leasing commissions shall be prorated as follows: (1) as to Tenant Leases existing as of the date hereof, Seller shall pay in full all leasing commissions due thereunder (other than for lease renewals or expansions) in the form of a credit to the Purchase Price at closing in favor of Buyer (and thereafter Buyer shall be solely responsible for payment thereof), and (2) as to Tenant Leases executed on or after the date hereof and approved in writing by Buyer or entered into by Buyer, Buyer shall be responsible and pay for all leasing commissions arising therefrom. Tenant improvement costs shall be prorated as follows: (i) as to Tenant Lease existing as of the date hereof, Seller shall pay in full the cost of all tenant improvement work which is the responsibility of landlord thereunder in the form of a credit to the Purchase Price at closing in favor of Buyer (and thereafter Buyer shall be responsible for payment thereof), and (ii) as to Tenant Leases executed on or after the date hereof and approved in writing by Buyer, the cost of all tenant improvement work which is the responsibility of landlord thereunder shall be amortized over the term of the lease on a per diem basis and Seller shall give Buyer a credit at closing for Seller's pro rata share of same based on the number of days of the term of said lease falling within Seller's period of ownership (and thereafter Buyer shall be solely responsible for payment thereof).

     (i) Buyer shall be credited and Seller shall be debited with an amount equal to all tenant deposits being held by Seller or any other person under the Tenant Lease and any interest, if any, required to be paid on account thereof.

     a) Buyer and Seller agree to make such additional adjustments as are normally made in connection with a purchase and sale of the type contemplated hereunder.

     (k) Except as expressly provided herein, all apportionments shall be made in accordance with customary practice in Los Angeles County, California. The parties agree to cause a schedule of tentative adjustments to be prepared prior to Close of Escrow. Such adjustments, if and to the extent known and agreed upon as of Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer), by increasing or reducing the amount to be paid by buyer at closing. Buyer and Seller agree the intent of this provision is to allocate the income and expenses attributable to the Property in a fair, just, and equitable manner, and the parties agree in the event of special circumstances not specifically covered herein, such equitable principles shall guide the parties in reaching a fair resolution.

     (I) If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Close of Escrow regarding adjustments or prorations, the parties shall make the appropriate corrections promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto. All adjustments shall be final one year after Close of Escrow and shall not be subject to correction by either party; provided that nothing herein shall release either party from the obligation to pay any sums that either party is obligated to pay as a result of prorations made prior to such date.

     (m) Buyer and Seller specifically understand and agree that Seller and John DiMassa (DBA Century 21 Southwest Realty) ("DiMassa") have entered into a stipulated judgement providing, among other things, that in the event of any default by DiMassa in the performance of DiMassa's obligations under the lease (the "DiMassa Lease") by which DiMassa occupies Suite 130 of the office building located on the Real Property, certain existing rental delinquencies totaling $32,442.73 which have heretofore been abated by Seller shall immediately become due and payable. All of Seller's rights under such stipulated judgement (including without limitation the right to receive abated rent) shall be assigned to Buyer at Close of Escrow and shall be included as part of the Property. Such amounts shall not be subject to proration under this Agreement. However, Buyer agrees, that if DiMassa defaults in the performance of any obligation under the DiMassa Lease following Close of Escrow, any amounts which Buyer collects in pursuit of its remedies against DiMassa shall be used to pay all damages, costs, fees and expenses incurred by Buyer as well as all sums to which Buyer, as landlord, would be entitled by statute. Any excess received by buyer from DiMassa shall be deemed abated rent and paid to Seller, but in no event more than $29,198.46.

15. Disbursements and Other Actions by Escrow Holder.

     Upon the Close of Escrow, the Escrow Holder shall promptly undertake all of the following in the manner indicated:

     (a) Cause the Grant Deed, together with any other documents that the parties hereto or any lender providing financing in connection with this transaction may mutually direct, to be recorded in the Official Records of Los Angeles County, California.

     (b) Disburse all funds deposited with Escrow Holder by Buyer (or by any lender providing acquisition financing for Buyer) towards payment of the Purchase Price for the Property as follows:

     (i)  Deduct Buyer's costs;

     (ii) Deduct therefrom all items chargeable to the account of Seller pursuant hereto;

     (iii) The remaining balance of the funds so deposited by Buyer towards payment of the Purchase Price shall be disbursed to Seller promptly upon the Close of Escrow; and

     (iv) Refund to Buyer any excess funds deposited by Buyer.

     (c)  Direct the Title Company to issue the Title Policy to
Buyer.

     (d) Deliver to both Buyer and Seller copies of all documents delivered to either party hereto or recorded pursuant to this Agreement.

     (e)  Provide Buyer and Seller with closing statements.

1 6. Default.

     (a) In the event of a default by Seller in the performance of any of its obligations under this Agreement, Buyer shall have all legal and equitable remedies available to Buyer, including the remedy of specific performance, and upon the written election of Buyer given to Seller and Escrow Holder:

     (i) This Agreement and the rights and obligations of Buyer and Seller shall terminate, except as specifically provided otherwise in this Agreement;

     (ii) Escrow Holder is instructed to promptly return to Buyer and Seller all funds and documents deposited by them, respectively, into Escrow that are then held by Escrow Holder; and

     (iii) Seller shall be solely responsible for the payment of any cancellation charges required to be paid to Escrow Holder and the Title Company.

     (b) In the event of a default by Buyer in the performance of any of its obligations under this Agreement, upon the written election of Seller given to Buyer and Escrow Holder:

     (i) This Agreement and the rights and obligations of Buyer and Seller shall terminate, except as specifically provided otherwise in this Agreement;

     (ii) Escrow Holder is instructed to promptly deliver the Good Faith Deposit to Seller as Seller's sole and exclusive remedy against Buyer and then to return to Buyer and Seller all other documents and items deposited by them, respectively, into Escrow that are then held by Escrow Holder; and

     (iii) Buyer shall be solely responsible for the payment of any cancellation charges required to be paid to Escrow Holder and the Title Company.

17. Seller's Liquidated Damages.

     SELLER AND BUYER HAVE DISCUSSED THE POSSIBLE CONSEQUENCES TO SELLER IN THE EVENT THAT THE ESCROW FAILS TO CLOSE AS A RESULT OF BUYER'S DEFAULT. SELLER AND BUYER HAVE DETERMINED AND HEREBY AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES TO SELLER OCCURRING IN THE EVENT OF BUYER'S DEFAULT UNDER THIS AGREEMENT. THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF BUYER'S NONPERFORMANCE OF ANY OBLIGATION HEREUNDER, HEREBY AGREE THAT A REASONABLE ESTIMATE OF SUCH DAMAGES IS THE GOOD FAITH DEPOSIT, AND IN THE EVENT OF BUYER'S DEFAULT UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN AS FULLY AGREED LIQUIDATED DAMAGES THE GOOD FAITH DEPOSIT, ALL OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. NOTWITHSTANDING THE FOREGOING, IF BUYER INSTRUCTS ESCROW HOLDER TO NOT RELEASE THE GOOD FAITH DEPOSIT TO SELLER, OR FAILS TO ACQUIESCE IN WRITING TO THE RELEASE BY ESCROW HOLDER WITHIN TEN (10) DAYS AFTER REQUEST TO DO SO BY SELLER OR ESCROW HOLDER, AND SELLER THEREBY IS REQUIRED TO MAKE DEMAND UPON ESCROW HOLDER TO RELEASE THE GOOD FAITH DEPOSIT OR INTERPLEAD THE SAME OR FILE SUIT TO COLLECT SAID GOOD FAITH DEPOSIT PURSUANT TO THIS PARAGRAPH 17, AND PURSUANT TO SUCH SUIT OR ACTION SELLER IS FOUND TO BE ENTITLED TO RECEIVE SUCH SUM, SELLER SHALL NO LONGER BE LIMITED IN ITS RECOVERY OF DAMAGES AND MAY ASSERT IN ADDITION TO THE LIQUIDATED DAMAGES PROVIDED HEREIN ALL OTHER CLAIMS AND RIGHTS SELLER MAY HAVE BY REASON OF BUYER'S FAILURE TO CLOSE INCLUDING, BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES, AND ALSO SHALL BE ENTITLED TO RECOVER SELLER'S COSTS AND EXPENSES OF SUCH SUIT, INCLUDING REASONABLE ATTORNEYS' FEES. THE PARTIES AGREE THAT, UNDER THE CIRCUMSTANCES OF THIS TRANSACTION AND THE MARKET PLACE AT THE TIME HEREOF, THIS LIQUIDATED DAMAGES PROVISION IS REASONABLE AND IN ACCORDANCE WITH CALIFORNIA CIVIL CODE SECTION 1671.

Buyer's Initials                   Seller's Initials

18. Right of Entry.

     Buyer and Buyer's agents, representatives, contractors and subcontractors shall have the right to enter upon the Property at all reasonable times in order to conduct such investigations, tests and studies as Buyer shall reasonably deem necessary so long as such activities do not unreasonably damage the Property or unreasonably interfere with the rights of tenants under the Tenant Leases. Prior to entry onto the Property, Buyer shall deliver to Seller a certificate showing Buyer has in force a policy of comprehensive public liability insurance with liability coverage of at least $1,000,000 per occurrence and that Seller is an additional insured under such policy. Buyer shall keep the Property free and clear of any mechanic's liens or materialmen's liens arising out of any such activities and, further, Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, liability or expense arising out of the acts or omissions of Buyer or its agents, representatives, contractors or subcontractors in taking such activities. Seller's rights under this Paragraph 18 are in addition to Seller's rights under Paragraph 17, and shall survive the termination of this Agreement prior to the Close of Escrow.

19. Damage or Condemnation Prior to Closing.

     Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceedings commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any portion of the Property, Buyer may, at its option, elect to take any one of the following actions:

     (i) Terminate this Agreement, in which event all funds deposited into Escrow by Buyer shall be returned to Buyer and neither party shall have any further rights or obligations hereunder (except for any indemnification given by either party to the other hereunder); or

     (ii) Continue this Agreement in effect, without delay or abatement of the Purchase Price, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, awards or other payments or relief resulting from such casualty or condemnation proceeding.

20. Brokers.

     Buyer and Seller each warrant and covenant to the other except for a commission payable by Seller to the Seeley Company, Richard S. Dyer Co. and The Hobin Co. pursuant to a separate commission schedule dated September 3, 1993, that no fees or commissions shall be due or owing to any other finders or brokers as a result of any agreement alleged to have been made by such party relating to this transaction. Except for the commissions payable by Seller, as set forth above, in the event of any claim for brokers' for finders' fees or commissions in connection with the negotiations, execution or consummation of this Agreement or the purchase and sale of the Property, then Buyer shall indemnify, save harmless and defend Seller from and against any such claim based upon the alleged statement, representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer from and against any such claim based upon any alleged statement, representation or agreement by Seller.

21. Assignment.

     Buyer shall not assign or otherwise transfer any interest in this Agreement without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed, except that Buyer may assign this Agreement to subsidiary of Buyer without Seller's consent.

22. Property Purchased "AS IS".

     As a material inducement to the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder, and subject to Seller's representations and warranties set forth in this Agreement, Buyer hereby acknowledges, represents, warrants and agrees to and with Seller that as of the Close of Escrow and by virtue of Buyer's inspections, investigations and examinations of the Property,

     (a) Buyer is purchasing the Property in an "AS IS" condition as of the date of the Close of Escrow subject to all then existing facts, circumstances, conditions and defects;

     (b) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate Buyer for same;

     (c) Buyer has undertaken all physical inspections and examinations of the Property that Buyer deems necessary or appropriate under the circumstances, and relying strictly and solely upon such inspections and examinations and the advice of its own counsel and agents, Buyer is fully satisfied that the Purchase Price is fair and adequate consideration for the Property;

     (d) Seller is not making and has not made any representation or warranty with respect to the physical condition of all or any part of the Property other than the representations and warranties expressly set forth in this Agreement; and

     (e) By reason of all of the foregoing, Buyer shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the physical condition of the Property, subject to Seller's representations and warranties expressly set forth in this Agreement.

23. Notices.

     All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telecopy and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice,
(ii) if mailed, upon receipt or refusal to accept, (iii) if given by telegraph when delivered to the telegraph company with charges prepaid, or (iv) if given by fax or telecopy, when sent. Any notice, request, demand, direction or other communication sent by cable or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing:

BUYER:    Bedford Property Investors Inc.
          3658 Mt. Diablo Boulevard
          Suite 210
          Lafayette, CA 94549
          Attn: John Papini

          with a copy to:

          Brian E. McLaughlin, Esq.
          Zankel & McGrane
          One Embarcadero Center
          Suite 1200
          San Francisco, CA 94111

SELLER:   Mariner Court Associates
          c/o Watt Investment Properties, Inc.
          2716 Ocean Park Boulevard
          Santa Monica, CA 90405
          Attn: James R. Wadsworth

          with a copy to:

          Watt Services, Inc.
          2716 Ocean Park Boulevard
          Santa Monica, CA 90405
          Attn: General Counsel

ESCROW
HOLDER:   Metropolitan Escrow Company
          1411 West 190th Street,Suite 125
          Gardena, CA 90248

24. Required Actions of Buyer and Seller.

     Buyer and Seller shall execute all instruments and documents and take all other actions that may be reasonably required in order to consummate the purchase and sale herein contemplated, and shall use their best efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

25. Partial Invalidity.

     If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

26. Waivers.

     No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

27. Successors and Assigns.

     Subject to the provisions of Paragraph 21, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Buyer and Seller.

28. Professional Fees.

     In the event of the bringing of any action or suit by either party against the other by reason of any breach of any of the covenants, representations or warranties of the other party under this Agreement, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and other professional fees resulting therefrom.

29. Entire Agreement: Amendment.

     This Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligation hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

30. Time of Essence.

     Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

31. Construction of Agreement.

     Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice verse. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to paragraphs and subparagraphs in this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is a not a business day, the actions shall be taken on the next succeeding business day.

32. Governing Law.

     The parties expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

33. Effect of Delivery.

     The delivery of any unexecuted draft of this Agreement to Buyer shall not constitute an offer by Seller or otherwise bind Seller or create any enforceable rights in favor of Buyer. This Agreement shall not be binding or enforceable unless and until it is executed and delivered by both parties.

34. Survival.

     Seller's obligations and representations and warranties pursuant to this Agreement shall survive the Close of Escrow and shall be in addition to any other obligations or liabilities Seller may have to Buyer at common law or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     SELLER:
     MARINER COURT ASSOCIATES,
     a California general partnership

     By:  No. 18 Torrance Partners, L. P.,
          a California limited partnership, General Partner

          By:  Watt Investment Properties, Inc.,
               a California corporation, General Partnership

               By:
               Its:
               By:
               Its:

     By:  I.W. Investments Corp., a Delaware corporation,
          General Partner

          By:
          Its:
          By:
          Its:

     By:  First Equity Development Group, L.P.,
          a Delaware Limited Partnership, General Partner

          By:  FENY Limited Partnership, a Delaware
               Limited Partnership, General Partner

               By:  First Equity Asset Group, Inc.,
                    a Delaware corporation, General Partner

                    By:
                    Its:
                    By:
                    Its:

     BUYER:
     Bedford Property Investors, Inc.,
     a Maryland corporation

     By:
     Its:

                            Exhibit "A"
                         LEGAL DESCRIPTION


The land referred to herein is situated in the County of Los Angeles, State of California, and is described as follows:

Lots 16, 17 and 18 of Tract 43686, in the City of Torrance, as per Map recorded in Book 1049, Pages 89 to 95, inclusive, of Maps, in the Office of the County Recorder of said county.

Except therefrom all oil, gas, minerals and other hydrocarbon substances in or under said land below a depth of 500 feet from the surface thereof, without surface right of entry as more particularly described therein and as reserved in an instrument recorded September 8, 1952 as Instrument No. 863, in Book 39782 Page 374, Official Records.

                                         EXHIBIT "B"
                             RENT ROLL REPORT - CURRENT TENANTS

                             Mo.    Rent   Next
               Gross         Min.   Per    In-     Lease    Lease   Sec.
Unit Name      SqFt  %GLA    Rent   SqFt   crease  Start    Ends    Dep. Options

004 TLD
    Systems   11677  11.0501 20435  1.7500 3/1/94  3/1/89   2/28/95 19600 1 5yr
                                                                          @ 95%
                                                                          FMV

008 John
    DiMassa    2634   2.4926  3200  1.2149 6/28/94 6/28/89   6/27/94

012 Jully's
    Cafe        972   .9190   1857  1.9101 10/1/94 3/07/89   3/31/97 1600 1 5 yr
                                                                            @95%
                                                                            FMV

016 American
    Speedy
    Printing   1370   1.2965  1800  1.3139 1/1/94  12/11/89  9/10/95 2535 1 5 yr
                                                                          @ 4%
                                                                          min
                                                                          7% max

018 Kuraya
    American
    Systems    2043   1.9333  1470  2.0409 4/6/95   4/6/90   4/5/95  3780

020 His
    Highness
    Prince
    Aga Khan   1100   1.0409  1760  1.6000 4/1/95   1/1/93   3/31/00

024 Unified
    Products   1394   1.3192               12/1/93  5/1/92   4/30/95 2300

048 Fortis
    Investors  1697   1.6059  3080  1.8150 10/23/94 10/23/89  1/22/94 10000  1
                                                                            5 yr
                                                                           @ FMV

050 First
    California
    Mortgage
    Co.       1315   1.2444  1085   .8251  1/1/94   8/1/92    7/31/95  2170

052 Farmers
    Insurance
    Agency    1188   1.1242  2180   1.8346 10/1/94  10/1/89   6/30/95 1960   1
                                                                            5 yr
                                                                           @ FMV

056 Fuji
    Elec-
    tronic    1018   .9633   1853   1.8200 7/1/94   7/1/89    6/30/95 1680   1
                                                                            5 yr
                                                                           @ FMV

062 Kohnan
    Inc.      856    .8100   1541   1.8007 2/1/95   2/1/90    1/31/96 1412  None

068 Parana
    Supplies
    Corp.     8844   8.3692  14593  1.6500 9/1/95   9/1/90    8/31/95 14593    1
                                                                            5 yr
                                                                           @ 95%
                                                                           FMV

072 Bay
    Shore
    Medical
    Group     4290   4.0597  9012   2.1008 4/1/94   5/17/89   5/31/95 7936     1
                                                                            5 yr
                                                                           @ FMV

076 Vacant    2332   2.2068

100 Ortho-
    paedic
    Rehab-
    ilitation
    Center    982    .9293   1821   1.8545 12/1/94  12/15/89  10/14/95 1620

120 Advanta
    Mortgage
    Corp.,
    USA       1620   1.5330  2883   1.7796 12/15/94 11/1/91   10/31/94 2754

140 Vacant    444    .4202

155 His
    Highness
    Prine
    Aga Khan  5277   4.9937  7025   1.3313 4/18/94  4/18/90   4/17/00  6069   1
                                                                           5 yr
                                                                           @ 95%
                                                                           Base

160 Vacant    2721   2.5749

170 Spressa
    Enter-
    prises    1886   1.7848  2640   1.3998 2/1/94   8/1/92    7/31/95  2640

158 Culver
    Personnel
    Agency    1100   1.0409  1956   1.7782 1/1/95   1/22/91   1/23/95  1815

200 Citibank
    Federal
    Savings
    Bank      4700   4.4477  7990   1.7000 8/31/94  2/15/92   2/14/97

210 Netbase
    Computing 2309   2.1850  3140   1.3599 4/1/97   2/10/93   2/9/97   3140

215 Mission
    Research
    Corp.     2764   2.6156  4588   1.6599 8/1/94   6/15/92   6/14/95  4561

220 Netbase
    Computing 2206   2.0876  3640   1.6500 1/1/95   2/17/92   1/30/97  3640

245 Baseline
    Data
    Systems   903    .8545   1355   1.5006 5/13/94  5/11/91   5/12/94  1490

285 Vacant    1281   1.2122

300 Dodge,
    Warren &
    Peters
    Insurance 13615  128841  24507  1.8000 11/1/94  11/1/90   10/31/97 17741

330 Vacant    1383   1.3088

335 Vacant    1018   .9633

340 S.Y.
    Trading
    Company   1188   1.1242  1723   1.4503 12/1/94  12/1/92   11/30/94 3446

350 Malek &
    Malek     3350   3.1703  4858   1.4501 2/1/94   8/15/91   8/14/96  4858

360 Fiedler &
    Nash      3213   3.0405  5301   1.6499 9/1/94   3/1/92    2/28/97

370 Universal
    Analytics 4209   3.9830  5000   1.1880 10/1/96  10/1/91   9/30/96  6945

375 Engineering
    Mechanics
    Research  961    .9094   1328   1.3819 5/19/94  9/15/91   9/14/94  1250

380 A.P.D.
    Financial 961    .9094   1393   1.4495 8/9/96   8/9/93    8/8/96   1393

385 Wollberg
    Michelson
    Personnel 1239   1.1725  1022   .8249  2/1/95   6/15/92   6/14/97  2044

390 Nakahara,
    Nakahara &
    Lane      2402   2.2730  4622   1.9242 5/1/95   5/26/90   5/25/95  4204    2
                                                                            5 yr
                                                                           @ FMV

395 Architectural
    Development
    Co.       1211   1.1460  1400   1.1561 9/12/95  9/12/93   9/11/95  1400

999 Fujitsu          0000


    Current
    Tenant
    Total     96494  91.3138 154758 1.6038                             140575

    Vacant
    Total     9179   8.6862

    Property
    Grand
    Total     105673 100.00  154758 1.4645                    140575


Percent Occupied:  91.314%
Percent Vacant:     8.686%

                            EXHIBIT "C"
                    TENANT ESTOPPEL CERTIFICATE


To: Bank of America National Trust
    and Savings Association ("Bank")
    Commercial Real Estate Services Division #8940
    50 California Street, 11th Floor
    San Francisco, California 94111
    Attn: P. Wong

Re: Lease Dated:
    Current Landlord:
    Current Tenant:
    Square Feet:
    Floor(s):
    Located at:



    _____________________________________ ("Tenant") hereby certifies that as of _____________, 19___:

    1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with Bedford Property Investors, Inc. as Landlord (who is called "Borrower") for purposes of this Certificate). The original landlord under the Lease was ___________________________ and the original tenant under the Lease was ___________________________________. The Lease covers the premises commonly known as ____________________________________ (the
"Premises") in the building (the "Building") at the address set forth above.

    2.        (a)    The attached Exhibit A accurately identifies the
Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

              (b) The Lease provides that in addition to the Premises, Tenant has the right to use or rent ____ unassigned parking spaces near the Building or in the garage portion of the Building during the term of the Lease.

              (c) The term of the Lease commenced on ____________, 19___ and will expire on _____________, _____, including any presently exercised option or renewal term. Except as specified in Paragraph(s) __________ of the Lease as described in Exhibit A, Tenant has no option to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking other than that specified in Section 2(b) above.

              (d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises is a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.

              (e) The annual minimum rent currently payable under the Lease is $________________ and such rent has been paid through ____________, 19_____.

              (f) (IF APPLICABLE) [Additional rent is payable under the Lease for (i) operating, maintenance or repair expenses,
(ii) property taxes, (iii) consumer price index cost of living adjustments, or (iv) percentage of gross sales adjustments (i.e., adjustments made based on underpayments of percentage rent). Such additional rent has been paid in accordance with Borrower's rendered bills through ______________, 19____. The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $___________, 2) property taxes $______________, and
(3) consumer price index (please indicate base year CPI level)
____________. ]

              (g) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession except as expressly set forth in Paragraph 1.5 of the Lease described herein in Exhibit A.

              (h) Borrower currently holds a security deposit in the amount of $____________, which is to be applied by Borrower or returned to Tenant in accordance with Paragraph ____ of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

    3.        (a)    The Lease constitutes the entire agreement
between Tenant and Borrower with respect to the Premises, has not been modified, changed, altered or amended and is in full force and effect in the form described in Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupance of the Premises.

              (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

              (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

              (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

    4. All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

    5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

    6.        (a)    As used here, "Hazardous Substance" means any
substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

              (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws]. (IF APPLICABLE) [Except for such commercially reasonable use by Tenant,] Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, or, under, in or about such Building or land.

    7. Tenant hereby acknowledges that Borrower has encumbered the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower's present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

    8. Tenant hereby agrees to furnish Bank with such other and further estoppels as Bank may reasonably request.


                             (Tenant)


                             By:

                             Name:

                             Title:
                            EXHIBIT 99.1



CONTACT:                                  FOR IMMEDIATE RELEASE

Peter B. Bedford                             January 4, 1994
Chairman and Chief Executive Officer

Jay Spangenberg
Chief Financial Officer

Telephone: (510) 283-8910


         BEDFORD PROPERTY INVESTORS COMPLETES ACQUISITION

    LAFAYETTE, Calif. -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has concluded an agreement with Bank of America for a $20 million revolving line of credit for real estate acquisitions.

    The term of the credit facility is for three years and it carries a competitive interest structure.

    "This is a major step in executing the company's plan for growth," Pater B. Bedford, chairman and chief executive officer, said. "It will enable us to pursue strategic investment opportunities, paying for new capital only on an as-needed basis".

    When a pool of approximately $20 million of new properties has been acquired, the company plans to repay or refinance the borrowed funds with either new equity or long-term debt. "By repeating this process, we plan to grow the company significantly over the next 12 months, spreading our existing overhead over a larger asset base and thus increasing our profitability." he said. The company's current asset base totals about $37 million.

    The new credit facility will enable the company to focus on its strategy of expanding its portfolio of quality suburban office and industrial properties of quality suburban office and industrial properties in the West, Bedford said. "The credit facility gives us the ability to close quickly, taking advantage of distressed sales that are true opportunities. The foundation is in place for our growth. The key now is acquisitions."

    Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED."

                            EXHIBIT 99.2


CONTACT:                                 FOR IMMEDIATE RELEASE

Peter B. Bedford                             January 5, 1994
Chairman and Chief Executive Officer

Jay Spangenberg
Chief Financial Officer

Telephone: (510) 283-8910


         BEDFORD PROPERTY INVESTORS COMPLETES ACQUISITION

    LAFAYETTE, Calif. -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has completed the acquisition of the 1000 Town
Center suburban office building in Oxnard, Calif., for $5.1 million, or $47 a square foot.

    The Town Center project is a six-story, Class A 109,611 square foot structure. It was acquired from Citicorp for $3.6 million ($33 a square foot) in cash plus a 12-month letter of credit of $1.5 million ($14 a square foot).

    The building is 41 percent occupied by five tenants with a weighted average remaining lease term of more than six years. It is expected to take approximately two years to lease the balance of the building.

    The purchase was financed using the company's new $20 million revolving line of credit from Bank of America. The building's original construction cost was reported to be $19 million or $173 a square foot.

    The Town Center acquisition is strategically important for several reasons, Peter B. Bedford, chairman and chief executive officer, explained. "The low cost basis and high quality of the building will allow us to compete aggressively in the West Ventura County market. Second, the in-place income stream coupled with the deferred portion of the purchase price enhances the initial investment returns. Moreover, the building's available space provides opportunity for future revenue growth. Finally, this acquisition represents another key step in executing the company's plan to move its asset base to the western United States."

    As of December 31, the company's remaining portfolio was 98 percent leased.

    This is the second acquisition completed in the past five months. Last August, the company acquired the Woodlands II project in Salt Lake City, Utah, for $6.75 million or $59 a square foot. It currently is 96% percent leased.

    Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED."

                            EXHIBIT 99.3


CONTACT:                                 FOR IMMEDIATE RELEASE

Peter B. Bedford                            January 6, 1994
Chairman and Chief Executive Officer

Jay Spangenberg
Chief Financial Officer

Telephone:    (510) 283-8910



       BEDFORD PROPERTY INVESTORS COMPLETES THIRD ACQUISITION

    LAFAYETTE, California -- Bedford Property Investors, Inc.
(NYSE:BED) announced that it has completed the acquisition of Mariner Court, a suburban office building in Torrance, California, for $7.5 million, or $71 a square foot, its third acquisition in the past five months.

    The Mariner Court project is an attractive three-story, Class B, 105,673 square foot building. A fully landscaped open air atrium provides Mariner Court with a unique amenity and a marketing advantage in leasing its space. The project was acquired from Mariner Court Associates, a partnership managed by Watt Industries. The building is 91 percent occupied by 34 tenants with additional leases under negotiation. The average tenant at Mariner Court occupies less than 3,000 square feet, helping to diversify the lease concentration risk within the building and Bedford Property Investors' portfolio. The purchase was financed using the company's new $20 million revolving line of credit from Bank of America. The building's replacement cost is estimated to be $13 million or $125 a square foot.

    The acquisition of Mariner Court further evidences the company's ability to successfully execute its acquisition growth plan, explained Peter B. Bedford, chairman and chief executive officer. "The Torrance suburban office market draws from the surrounding residential communities which include Palos Verdes, Rolling Hills, Hermosa Beach and Manhattan Beach. The high occupancy level of the project is testimony to the project's quality and ability to compete even during tough economic times. Occupancy translates to cash flow. 1994 funds from operations at the property level for Mariner Court are expected to exceed $1 million or 17 cents per share."

     "As evidenced by our two most recent acquisitions, the current economic situation in Southern California has produced several attractive buying opportunities. Buying right in any market is the key. Our search for investment opportunities in the western United States includes Northern and Southern California, Phoenix, Portland, Seattle, Salt Lake City, Albuquerque, and Denver to insure geographic diversification," Bedford further stated.

    Including Mariner Court, the company's portfolio was 89 percent leased as of January 5, 1994. This includes the recently acquired 1000 Town Center suburban office building in Oxnard, California, which is currently 41 percent occupied. The 1000 Town Center project was recently acquired for $5.1 million or $47 a square foot. Last August, the company acquired the Woodlands II project in Salt Lake
City, Utah, for $6.75 million or $59 a square foot.   "Collectively,
these three acquisitions provide the company with solid funds from operations and revenue growth potential at a low cost per square foot," said Bedford.

    Bedford Property Investors, Inc. is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock
Exchanges under the symbol "BED."